                                                                  EXHIBIT 4.2(a)






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                                CREDIT AGREEMENT

                                      among

                            AMERISTAR CASINOS, INC.,

                                VARIOUS LENDERS,

                             WELLS FARGO BANK, N.A.,
                      as CO-ARRANGER and SYNDICATION AGENT,

                      BEAR STEARNS CORPORATE LENDING INC.,
                             as DOCUMENTATION AGENT,

                         DEUTSCHE BANK SECURITIES INC.,
                     as LEAD ARRANGER and SOLE BOOK MANAGER


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                          ----------------------------

                          Dated as of December 20, 2000

                          -----------------------------






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                                TABLE OF CONTENTS

                                                                                                                Page


SECTION 1.  Amount and Terms of Credit............................................................................1

         1.01  The Commitments....................................................................................1
         1.02  Minimum Amount of Each Borrowing...................................................................5
         1.03  Notice of Borrowing................................................................................5
         1.04  Disbursement of Funds..............................................................................6
         1.05  Notes..............................................................................................6
         1.06  Conversions........................................................................................9
         1.07  Pro Rata Borrowings................................................................................9
         1.08  Interest...........................................................................................9
         1.09  Interest Periods..................................................................................10
         1.10  Increased Costs, Illegality, etc..................................................................11
         1.11  Compensation......................................................................................13
         1.12  Change of Lending Office..........................................................................14
         1.13  Replacement of Lenders............................................................................14
         1.14  Incremental Loan Commitments......................................................................15

SECTION 2.  Letters of Credit....................................................................................18

         2.01  Letters of Credit.................................................................................18
         2.02  Letter of Credit Requests.........................................................................19
         2.03  Letter of Credit Participations...................................................................19
         2.04  Agreement to Repay Letter of Credit Drawings......................................................21
         2.05  Increased Costs...................................................................................22

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment................................................23

         3.01  Fees..............................................................................................23
         3.02  Voluntary Termination and Reduction of Commitments................................................24
         3.03  Mandatory Reduction of Commitments................................................................24

SECTION 4.  Prepayments; Payments; Taxes.........................................................................26

         4.01  Voluntary Prepayments.............................................................................26
         4.02  Mandatory Repayments and Commitment Reductions....................................................27
         4.03  Method and Place of Payment.......................................................................39
         4.04  Net Payments......................................................................................39

SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing Date..................................42

         5.01  Execution of Agreement; Notes.....................................................................42
         5.02  Fees, etc.........................................................................................42
         5.03  Opinions of Counsel...............................................................................42
         5.04  Corporate Documents; Proceedings; etc.............................................................42


                                      (i)

         5.05  Shareholders' Agreements; Management Agreements; Tax Sharing Agreements; Employee Benefit
                  Plans; Employment Agreements; Collective Bargaining Agreements; Debt Agreements;
                  Material Contracts; Non-Compete Agreements; Affiliate Contracts................................43
         5.06  Consummation of the Transaction...................................................................43
         5.07  Pledge Agreement..................................................................................45
         5.08  Security Agreement................................................................................46
         5.09  Mortgages; Title Insurance; etc...................................................................46
         5.10  Adverse Change, etc...............................................................................47
         5.11  Solvency Certificate; Insurance...................................................................47
         5.12  Financial Statements; Projections; Management Letters.............................................48
         5.13  Engineering Reports; Environmental Analyses; Appraisals...........................................48
         5.14  Litigation........................................................................................49
         5.15  Subsidiary Guaranty...............................................................................49
         5.16  Approvals, etc....................................................................................49
         5.17  Ship Mortgages....................................................................................50

SECTION 6.  Conditions Precedent to All Credit Events............................................................50

         6.01  No Default; Representations and Warranties........................................................50
         6.02  Notice of Borrowing; Letter of Credit Request.....................................................50
         6.03  Facilities Expansion Certificate..................................................................50

SECTION 7.  Representations and Warranties.......................................................................51

         7.01  Corporate Status..................................................................................51
         7.02  Corporate Power and Authority.....................................................................51
         7.03  No Violation......................................................................................52
         7.04  Governmental Approvals............................................................................52
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc..............52
         7.06  Litigation........................................................................................53
         7.07  True and Complete Disclosure......................................................................53
         7.08  Use of Proceeds; Margin Regulations...............................................................54
         7.09  Tax Returns and Payments..........................................................................54
         7.10  Compliance with ERISA.............................................................................55
         7.11  The Security Documents............................................................................56
         7.12  Representations and Warranties in Documents.......................................................57
         7.13  Properties........................................................................................57
         7.14  Capitalization....................................................................................57
         7.15  Subsidiaries......................................................................................57
         7.16  Compliance with Statutes, etc.....................................................................57
         7.17  Investment Company Act............................................................................57
         7.18  Public Utility Holding Company Act................................................................57
         7.19  Labor Relations...................................................................................57
         7.20  Patents, Licenses, Franchises and Formulas........................................................58
         7.21  Transaction.......................................................................................58
         7.22  Indebtedness......................................................................................58


                                      (ii)

         7.23  Intellectual Property.............................................................................59
         7.24  Environmental Matters.............................................................................59
         7.25 Senior Debt........................................................................................60

SECTION 8.  Affirmative Covenants................................................................................60

         8.01  Information Covenants.............................................................................60
         8.02  Books, Records and Inspections....................................................................63
         8.03  Maintenance of Property; Insurance................................................................63
         8.04  Corporate Franchises..............................................................................64
         8.05  Compliance with Statutes, etc.....................................................................65
         8.06  ERISA.............................................................................................65
         8.07  End of Fiscal Years; Fiscal Quarters..............................................................66
         8.08  Performance of Obligations........................................................................66
         8.09  Payment of Taxes..................................................................................66
         8.10  Intellectual Property Rights......................................................................66
         8.11  Additional Security; Further Assurances...........................................................67
         8.12  Permitted Acquisitions............................................................................68
         8.13  Compliance with Environmental Laws................................................................70
         8.14  Minimum Maintenance Capital Expenditures..........................................................71

SECTION 9.  Negative Covenants...................................................................................72

         9.01  Liens.............................................................................................72
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc............................................74
         9.03  Dividends.........................................................................................76
         9.04  Indebtedness......................................................................................76
         9.05  Advances, Investments and Loans...................................................................78
         9.06  Transactions with Affiliates......................................................................79
         9.07  Maximum Capital Expenditures......................................................................80
         9.08  Leverage Ratio....................................................................................81
         9.09  Senior Leverage Ratio.............................................................................83
         9.10  Consolidated Gross Fixed Charge Coverage Ratio....................................................84
         9.11  Consolidated Adjusted Fixed Charge Coverage Ratio.................................................86
         9.12  Minimum Consolidated Tangible Net Worth...........................................................87
         9.13  Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other
                  Agreements; Limitations of Prepayments and Modifications of Indebtedness; etc..................87
         9.14  Limitation on Certain Restrictions on Subsidiaries................................................88
         9.15  Limitation on Issuance of Capital Stock...........................................................89
         9.16  Business..........................................................................................89
         9.17  Limitations on Creation/Sale of Subsidiaries and Creation of Joint Ventures.......................89
         9.18  No Other Designated Senior Indebtedness...........................................................90

SECTION 10.  Events of Default...................................................................................90

         10.01  Payments.........................................................................................90
         10.02  Representations, etc.............................................................................90
         10.03  Covenants........................................................................................90


                                     (iii)

         10.04  Default Under Other Agreements...................................................................90
         10.05  Bankruptcy, etc..................................................................................91
         10.06  ERISA............................................................................................91
         10.07  Security Documents...............................................................................92
         10.08  Guaranty.........................................................................................92
         10.09  Judgments........................................................................................92
         10.10  Gaming Authority.................................................................................92
         10.11  Change of Control................................................................................93

SECTION 11.  Definitions and Accounting Terms....................................................................93

         11.01  Defined Terms....................................................................................93

SECTION 12.  The Administrative Agent...........................................................................129

         12.01  Appointment.....................................................................................129
         12.02  Nature of Duties................................................................................129
         12.03  Lack of Reliance on the Administrative Agent....................................................130
         12.04  Certain Rights of the Administrative Agent......................................................130
         12.05  Reliance........................................................................................130
         12.06  Indemnification.................................................................................131
         12.07  The Administrative Agent in Its Individual Capacity.............................................131
         12.08  Holders.........................................................................................131
         12.09  Resignation by the Administrative Agent.........................................................131
         12.10  Amendments to Security Documents................................................................132
         12.11  Other Agents....................................................................................132

SECTION 13.  Miscellaneous......................................................................................132

         13.01  Payment of Expenses, etc........................................................................132
         13.02  Right of Setoff; Collateral Matters.............................................................133
         13.03  Notices.........................................................................................133
         13.04  Benefit of Agreement............................................................................134
         13.05  No Waiver; Remedies Cumulative..................................................................137
         13.06  Payments Pro Rata...............................................................................138
         13.07  Calculations; Computations......................................................................138
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL..........................139
         13.09  Counterparts....................................................................................140
         13.10  Effectiveness...................................................................................140
         13.11  Headings Descriptive............................................................................140
         13.12  Amendment or Waiver; etc........................................................................140
         13.13  Survival........................................................................................141
         13.14  Domicile of Loans...............................................................................141
         13.15  Confidentiality.................................................................................141
         13.16  Registry........................................................................................142


                                      (iv)

SCHEDULE I                 Commitments
SCHEDULE II                Bank Addresses
SCHEDULE III               Real Property
SCHEDULE IV                Insurance
SCHEDULE V                 Existing Liens
SCHEDULE VI                Existing Indebtedness
SCHEDULE VII               Retained Indebtedness
SCHEDULE VIII              Tax Matters
SCHEDULE IX                Subsidiaries
SCHEDULE X                 Intellectual Property
SCHEDULE XI                Ship Properties
SCHEDULE XII               Environmental Matters

EXHIBIT A                  Form of Notice of Borrowing
EXHIBIT B-1                Form of A Term Note
EXHIBIT B-2                Form of B Term Note
EXHIBIT B-3                Form of C Term Note
EXHIBIT B-4                Form of RTL Note
EXHIBIT B-5                Form of Revolving Note
EXHIBIT B-6                Form of Swingline Note
EXHIBIT C                  Form of Letter of Credit Request
EXHIBIT D                  Form of Section 4.04(b)(ii) Certificate
EXHIBIT E                  Opinion of Gibson, Dunn & Crutcher LLP,
                              Special Counsel to the Credit Parties
EXHIBIT F                  Form of Officers' Certificate
EXHIBIT G                  Form of Pledge Agreement
EXHIBIT H                  Form of Security Agreement
EXHIBIT I                  Form of Mortgage
EXHIBIT J                  Form of Subsidiary Guaranty
EXHIBIT K                  Form of Assignment and Assumption Agreement
EXHIBIT L                  Form of Solvency Certificate
EXHIBIT M                  Form of Ship Mortgage
EXHIBIT N                  Form of Intercompany Note
EXHIBIT O                  Form of Incremental Commitment Agreement


                                      (v)

     CREDIT AGREEMENT, dated as of December 20, 2000, among AMERISTAR CASINOS, INC., a Nevada corporation (the "Borrower"), the Lenders party hereto from time to time, WELLS FARGO BANK, N.A., as Co-Arranger and Syndication Agent, BEAR STEARNS CORPORATE LENDING INC., as Documentation Agent, DEUTSCHE BANK SECURITIES INC., as Lead Arranger and sole Book Manager and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. Amount and Terms of Credit.

     1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan to the Borrower, which A Term Loans (i) shall be made and initially maintained as Base Rate Loans (subject to the option to convert such A Term Loans pursuant to Section 1.06) and (ii) shall be made by each Lender in that aggregate principal amount as is equal to the A Term Loan Commitment of such Lender on such date. Once repaid, A Term Loans borrowed hereunder may not be reborrowed.

     (b) Subject to and upon the terms and conditions set forth herein, each Lender with a B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan to the Borrower, which B Term Loans (i) shall be made and initially maintained as Base Rate Loans (subject to the option to convert such B Term Loans pursuant to Section 1.06) and (ii) shall be made by each Lender in that aggregate principal amount as is equal to the B Term Loan Commitment of such Lender on such date. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

     (c) Subject to and upon the terms and conditions set forth herein, each Lender with a C Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan to the Borrower, which C Term Loans (i) shall be made and initially maintained as Base Rate Loans (subject to the option to convert such C Term Loans pursuant to Section 1.06) and (ii) shall be made by each Lender in that aggregate principal amount as is equal to the C Term Loan Commitment of such Lender on such date. Once repaid, C Term Loans incurred hereunder may not be reborrowed.

     (d) Subject to and upon the terms and conditions set forth herein, each Lender with an RTL Commitment severally agrees, at any time and from time to time after the Initial Borrowing Date and prior to the RTL Conversion Date, to make a revolving loan or revolving loans (each, an "RTL Loan" and collectively, the "RTL Loans") to the Borrower, which RTL Loans (i) shall, at the option of the Borrower, be Base Rate Loans or, if incurred on or after the

Eurodollar Loan Availability Date, Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), and subject to the option to convert such Loans pursuant to Section 1.06, all RTL Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, provided that, on and after the RTL Conversion Date, once repaid, RTL Loans incurred hereunder may not be reborrowed, (iii) shall not exceed for any Lender at any time outstanding the RTL Commitment of such Lender and (iv) shall not exceed for all Lenders at any time outstanding the Total RTL Commitment.

     (e) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or, if incurred on or after the Eurodollar Loan Availability Date, Eurodollar Loans, provided, that except as otherwise specifically provided in Section 1.10(b), and subject to the option to convert such Loans pursuant to Section 1.06, all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which when added to the product of (x) such Lender's Revolving Loan Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding the sum of (I) the aggregate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time. Notwithstanding the foregoing, the Borrower may not reborrow Revolving Loans, Swingline Loans or request that Letters of Credit be issued under the Total Revolving Loan Commitment if after giving effect thereto the Revolving Outstandings would exceed an amount equal to the Total Revolving Loan Commitment (before giving effect to the reduction thereto arising by reason of the Disposition) less the amount by which the Revolving Loans are repaid with the proceeds of the Disposition, unless after giving effect thereto, the Leverage Ratio would be no greater than 5:00 to 1:00 and the Senior Leverage Ratio would be no greater than 3:00 to 1:00.

     (f) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans (each a "Swingline Loan", and collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

          (i) shall be made and maintained as Base Rate Loans;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) unless otherwise agreed by the Swingline Lender, shall be repaid no later than the date which is five Business Days following the date of incurrence thereof, provided that if any Defaulting Lender fails to fund a Revolving Loan requested to refinance such Swingline Loan, the portion of the Swingline Loan expected to be refinanced by such Defaulting Lender shall be repaid on or before the tenth Business Day following the date of the incurrence thereof;

          (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date); and

          (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

The Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Lender which is subject of such Lender Default, including by cash collateralizing such Lender's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(f), the Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of such notice from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default or (iii) the Administrative Agent in good faith believes that such Default or Event of Default has ceased to exist.

     (g) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Lenders with a Revolving Loan Commitment (without giving effect to any termination and/or reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Revolving Loan Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender (i) notwithstanding that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) notwithstanding the date of such Mandatory Borrowing and (v) notwithstanding the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender with a Revolving Loan Commitment hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Revolving Loan Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of
Section 10); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

     (h) Subject to Section 1.14 and the other terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment severally agrees to make a term loan or term loans (each, an "Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Borrower, which Incremental Term Loans: (i) only may be incurred pursuant to a single drawing on the respective Incremental Term Loan Borrowing Date (which date, in any event, shall be the date set forth in the applicable Incremental Commitment Agreement pursuant to which such Incremental Term Loans are to be made and shall not be later than the Incremental Commitment Termination Date); (ii) shall be Term Loans under the Tranche specified in the applicable Incremental Commitment Agreement; (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or, if incurred after the Eurodollar Loan Availability Date, Eurodollar Loans, provided that (x) all Incremental Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Incremental Term Loans of the same Type; and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental Term Loan Commitment of such Lender under the relevant Tranche on any such Incremental Term Loan Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(e)). Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.

     1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto; provided that Mandatory Borrowings shall be in the amounts required by Section 1.01(g). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (x) six Borrowings of Eurodollar Loans under any one Tranche in the case of Revolving Loans and, prior to the RTL Conversion Date, RTL Loans and (y) three Borrowings of Eurodollar Loans under any one Tranche in the case of Term Loans and, after the RTL Conversion Date, RTL Loans.

     1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing") shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), the Tranche of the Loans being made pursuant to such Borrowing and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

     (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender, not later than 1:00 p.m. (New York time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall specify in each case (a) the date of Borrowing (which shall be a Business Day) and (b) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

     (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(g), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(g).

     (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Lender's record of the terms of such telephonic notice of such Borrowing of Loans.

     1.04 Disbursement of Funds. Except as otherwise specifically provided in the second succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to
Section 1.03(b)(i) or (y) in case of Mandatory

Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(g)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (prior to 1:00 P.M. on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon on such day). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, (x) at the overnight Federal Funds Rate for the first three days following the date the relevant amount was made available by the Administrative Agent and (y) the Base Rate for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

     1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall, if requested by such Lender, be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and collectively, the "B Term Notes"), (iii) if C Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "C Term Note" and collectively, the "C Term Notes" and, together with the A Term Notes and the B Term Notes, the "Term Notes"), (iv) if RTL Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, an "RTL Note" and collectively, the "RTL Notes"), (v) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and collectively, the "Revolving Notes") and (vi) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (each, a "Swingline Note" and collectively, the "Swingline Notes").

     (b) The A Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of A Term Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the respective A Term Loan made by such Lender on the Initial Borrowing Date (or, in the case of any A Term Note issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of the A Term Loans of such Lender on the date of the issuance thereof) and be payable in the principal amount of A Term Loans evidenced thereby, (iv) mature on the A Term Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) The B Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of B Term Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the respective B Term Loan made by such Lender on the Initial Borrowing Date (or, in the case of any B Term Note issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of the B Term Loans of such Lender on the date of the issuance thereof) and be payable in the principal amount of B Term Loans evidenced thereby, (iv) mature on the B Term Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (d) The C Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of C Term Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the respective C Term Loan made by such Lender on the Initial Borrowing Date (or, in the case of any C Term Note issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of the C Term Loans of such Lender on the date of the issuance thereof) and be payable in the principal amount of C Term Loans evidenced thereby, (iv) mature on the C Term Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (e) The RTL Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of RTL Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof),

(iii) be in a stated principal amount equal to the RTL Commitment of such Lender and be payable in the principal amount of the RTL Loans evidenced thereby, (iv) mature on the RTL Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (f) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of Revolving Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (g) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date (or, in the case of any Swingline Note issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02(A) and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (h) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes (if applicable) endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

     (i) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (h). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

     1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Eurodollar Loan Availability Date, all or a portion equal to at least the Minimum Borrowing Amount for the relevant Tranche of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan (other than Swingline Loans which may not be converted pursuant to this Section 1.06), provided that (i) prior to the Syndication Termination Date, no Base Rate Loan may be converted into a Eurodollar Loan except as otherwise permitted under
Section 1.09(viii), (ii) Eurodollar Loans converted into Base Rate Loans on any day other than the last day of an Interest Period applicable to the Loans being converted shall be accompanied by costs set forth in Section 1.11 and no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' (in the case of a conversion of Base Rate Loans into Eurodollar Loans) and at least one Business Day (in the case of a conversion of Eurodollar Loans into Base Rate Loans) prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

     1.07 Pro Rata Borrowings. All Borrowings of Loans of a Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments under such Tranche. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

     1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration, optional or mandatory or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration, optional or mandatory or otherwise) of such Eurodollar Loan and
(ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

     (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Term Loan, on any repayment or prepayment (on the amount repaid or prepaid), and in respect of any Loan at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month or, in the case of an Interest Period commencing prior to the Syndication Termination Date, a two-week period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of Loans of a Tranche shall be selected which extends beyond the Maturity Date for such Tranche;

          (vii) no Interest Period in respect of any Borrowing under a Tranche shall be selected which extends beyond any date upon which a mandatory repayment of Loans under such Tranche will be required to be made under
     Section 4.02(A)(b), (c), (d) or (e) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Loans of such Tranche, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Loans under such Tranche then outstanding less the aggregate amount of such required repayment; and

          (viii) no Interest Period other than a two-week Interest Period may be selected prior to the Syndication Termination Date, and such an Interest Period may only be selected so long as (I) all outstanding Loans that are maintained as Eurodollar Loans are subject to the same two-week Interest Period which begins and ends on the same day and (II) the Administrative Agent has not notified the Borrower that the selection of such an Interest Period would interfere with the closing of the primary syndication of the Agreement.

     If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender, or any corporation controlling such Lender, or any franchise tax based on the net income or profits of such Lender, or any corporation controlling such Lender, in either case pursuant to the laws of the United States of America or the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the interbank Eurodollar market or the position of lenders generally in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause
(i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

     (c) If at any time after the date of this Agreement any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

     1.11 Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.02(A) or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

     1.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.05 and 4.04.

     1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) if any Lender is incurring or is reasonably expected to incur costs which are or would be material in amount and are associated with a Gaming Authority's investigation of whether or not such Lender is a Qualified Person, or (z) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrower shall have the right, if no Default or Event of Default will exist prior to or immediately after giving effect to the respective replacement, to either replace such Lender (the "Replaced Lender") with one or more other Qualified Person or Persons, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to such Replaced Lender pursuant to Section 3.01 and (y) any Issuing Lender an amount equal to such Replaced Lender's Revolving Loan Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's Revolving Loan Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such replaced Lender; and
(ii) all Obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04,
13.01 and 13.06), which shall survive as to such Replaced Lender.

     1.14 Incremental Loan Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions on and after the Initial Borrowing Date and prior to the Incremental Commitment Termination Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Commitments under any Tranche (other than the RTL Loan Tranche) and, subject to the terms and conditions contained in this Agreement, make Incremental Term Loans pursuant thereto or increase its Revolving Loan Commitment, as the case may be, it being understood and agreed, however, that

          (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement as provided in clause (b) of this
     Section 1.14, such Lender shall not be obligated to fund any Incremental Term Loans or increase its Revolving Loan Commitment,

          (ii) any Lender (or, in the circumstances contemplated by clause
     (viii) below, any other Person which will qualify as a Qualified Person) may so provide an Incremental Commitment without the consent of any other Lender,

          (iii) each provision of Incremental Commitments pursuant to this
     Section 1.14 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause (viii) below, Qualified Persons who will become Lenders)) of at least $10,000,000,

          (iv) the aggregate amount of all Incremental Commitments permitted to be provided pursuant to this Section 1.14 shall not exceed $50,000,000,

          (v) the relevant Incremental Commitment Agreements shall specifically set forth the Tranche of the Incremental Commitments being provided thereunder,

          (vi) each Lender agreeing to provide an Incremental Commitment under a Term Loan Tranche, shall make Incremental Term Loans under the Term Loan Tranche specified in the relevant Incremental Commitment Agreement pursuant to Section 1.01(h) and such Loans shall thereafter be deemed to be Term Loans under the relevant Term Loan Tranche for all purposes of this Agreement and the other Credit Documents,

          (vii) the Revolving Loan Commitment of each Lender agreeing to provide an Incremental Commitment under the Revolving Loan Tranche shall be increased by the amount of such Incremental Commitment specified in the relevant Incremental Commitment Agreement effective on the date specified in such Incremental Commitment Agreement,

          (viii) if, within 10 Business Days after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Commitments pursuant to this Section 1.14 the Borrower has not received Incremental Commitments in an aggregate amount equal to that amount of Incremental Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below), then the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), request Incremental Commitments from Persons which would qualify as Qualified Persons hereunder in an aggregate amount equal to such deficiency (and with the fees to be paid to such Qualified Person to be no greater than that to be paid to the then existing Lenders providing Incremental Commitments), and

          (ix) all actions taken by the Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent.

     (b) At the time of any provision of Incremental Commitments pursuant to this Section 1.14, (i) the Borrower, the Administrative Agent and each such Lender or other Qualified Person (each an "Incremental Lender") which agrees to provide an Incremental Commitment shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement substantially in the form of Exhibit O (appropriately completed), with the effectiveness of such Incremental Lender's Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement and the payment of any fees (including, without limitation, any fees payable pursuant to clause (ii) below) required in connection therewith, (ii) the Administrative Agent shall receive from the Borrower (or, to the extent agreed to by the Borrower and the respective Incremental Lender, from such respective Incremental Lender) the payment of a non-refundable fee of $3,500 for each Qualified Person which becomes a Lender pursuant to this Section 1.14, (iii) the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary or in the reasonable opinion of the Administrative Agent, desirable to insure that the additional Obligations to be incurred pursuant to the Incremental Commitments are secured by, and entitled to the benefits of, the Security Documents, (iv) the Administrative Agent shall have received evidence satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Commitments are permitted by, and constitute "Senior Debt" under, the Senior Subordinated Financing Documents and the Permanent Senior Subordinated Notes Documents; and (v) the Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to
Section 5.03 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and (i) at such time Annex I shall be deemed modified to reflect the Incremental Commitments of such Incremental Lenders under the relevant Tranche or Tranches and (ii) to the extent requested by such Incremental Lenders, the appropriate Notes will be issued, at the Borrower's expense, to such Incremental Lenders, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the

Incremental Term Loans made by such Incremental Lenders or the increased Revolving Loan Commitment of such Incremental Lender, as the case may be.

     (c) In connection with each incurrence of Incremental Term Loans pursuant to Section 1.01(h), the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding Term Loans under the relevant Tranche continue to participate in each Borrowing of outstanding Term Loans under such Tranche (after giving effect to the incurrence of Incremental Term Loans pursuant to Section 1.01(h) on a pro rata basis, including by adding the Incremental Term Loans to be so incurred to the then outstanding Borrowings of Term Loans on a pro rata basis even though as a result thereof such new Incremental Term Loan (to the extent required to be maintained as Eurodollar Loans), may effectively have a shorter Interest Period than the then outstanding Borrowings of Term Loans under such Tranche and it is hereby agreed that (x) to the extent any then outstanding Borrowings of Term Loans that are maintained as Eurodollar Loans are affected as a result thereof, any costs of the type described in Section 1.11 incurred by such Lenders in connection therewith shall be for the account of the Borrower or (y) to the extent the Incremental Term Loans to be so incurred are added to the then outstanding Borrowings of Term Loans which are maintained as Eurodollar Loans, the Lenders that have made such additional Incremental Term Loans shall be entitled to receive an effective interest rate on such additional Incremental Term Loans as is equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such additional Incremental Term Loans plus the then Applicable Margin for such Tranche of Term Loans until the end of the respective Interest Period or Interest Periods with respect thereto.

     (d) On the effective date of any increase in the Revolving Loan Commitments pursuant to this Section 1.14, (i) the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders with a Revolving Loan Commitment, and incur additional Revolving Loans from certain other Lenders with a Revolving Loan Commitment, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.14) and with the Borrower being obligated to pay to the respective Lenders the costs of the type referred to in
Section 1.11 in connection with any such repayment and/or Borrowing.

     SECTION 2. Letters of Credit.

     2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender with a Revolving Loan Commitment issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day preceding the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower, an irrevocable sight trade letter of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of customary commercial transactions of the Borrower and its Subsidiaries.

     (b) Each Issuing Lender hereby agrees that it will, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of buyers of goods as referenced in Section 2.01(a), provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

          (ii) such Issuing Lender shall have received notice prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b).

     (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either
(x) $15,000,000 or (y) when added to the aggregate outstanding principal amount of all Revolving Loans and all Swingline Loans then outstanding, the Total Revolving Loan Commitment; (ii) each Letter of Credit shall be denominated in Dollars and shall be issued only on a sight basis; and (iii) each Letter of Credit shall have an expiry date occurring not later than the earlier of (x) 12 months (or 180 days in the case of Trade Letters of Credit) after such Letter of Credit's date of issuance, provided that the expiry date of any Standby Letter of Credit may be automatically extendible for successive periods of up to 12 months and (y) the 30th day prior to the Revolving Loan Maturity Date.

     2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. In the case of Letters of Credit to be issued pursuant to Section 2.01, each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon its issuance of or amendment to any Standby Letter of Credit, each Issuing Lender shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify each participating Lender, in writing, of such issuance or amendment and if any Lender so requests, the Administrative Agent shall provide copies of such issuance or amendment to the requesting Lender.

     (c) In the event that the Issuing Lender of Trade Letters of Credit is other than the Administrative Agent, such Issuing Lender will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day, of each week, its daily aggregate Letter of Credit stated amount for Trade Letters of Credit for the previous week. The Administrative Agent shall deliver to each other Participant, upon each calendar month end, and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate stated amount available to be drawn under the Trade Letters of Credit issued by all the Issuing Lenders during such period.

     2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Participants as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the respective Revolving Loan Commitments or Revolving Loan Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all such outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Percentages of the assignor and assignee Lender or of all Lenders with respective Revolving Loan Commitments.

     (b) In determining whether to pay under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

     (c) In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.04(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Revolving Loan Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in Dollars such Participant's Revolving Loan Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Loan Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Lender its Revolving Loan Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Revolving Loan Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Revolving Loan Percentage of any such payment.

     (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Revolving Loan Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

     (e) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing
     Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

     2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the Business Day following notice of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

     (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Lender with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as the issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to the Borrower.

     2.05 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant, or any corporation controlling such Person, with any request or directive issued after the date of this Agreement by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant, or any corporation controlling such Person, any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant, or any corporation controlling such Person, or any franchise tax based on the net income or profits of such Lender or Participant, or any corporation controlling such Person, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section
2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

     SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

     3.01 Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Lender (i) in the case of the Total Revolving Loan Commitment, a commitment commission (the "Revolving Loan Commitment Commission") for the period from the Initial Borrowing Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender and (ii) in the case of the Total

RTL Commitment, a commitment commission (the "RTL Commitment Commission" and, together with the Revolving Loan Commitment Commission, the "Commitment Commission") for the period from the Initial Borrowing Date to and including the RTL Conversion Date (or such earlier date as the Total RTL Commitment shall have been terminated), computed at a rate for each day equal to the Applicable RTL Commitment Commission Percentage per annum on the daily average Unutilized RTL Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or the RTL Maturity Date, as the case may be, or such earlier date upon which the Total Revolving Loan Commitment or the Total RTL Maturity Date, as the case may be, is terminated.

     (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective Percentages), a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit, to and including the termination of such Letter of Credit computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans as in effect from time to time on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

     (c) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided that in no event shall the annual Facing Fee in respect of any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

     (d) The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

     (e) The Borrower shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

     (f) The Borrower shall pay, at the time of (x) each voluntary prepayment of the B Term Loans or the C Term Loans and (y) any payment of the B Term Loans and the C Term Loans from the Permanent Senior Subordinated Notes Prepayment Amount, in each case on or prior to the second anniversary of the Initial Borrowing Date, the applicable Term Loan Prepayment Premium.

     3.02 Voluntary Termination and Reduction of Commitments. (a) Upon at least two Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment and/or, if prior to the RTL Conversion Date, the Total Unutilized RTL Commitment, in whole or in part, provided that (x) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment or RTL Commitment, as the case may be, of each Lender with such a Commitment, (y) any partial reduction pursuant to this Section 3.02 shall be in integral multiples of $5,000,000 and (z) the reduction to the Total Unutilized Revolving Loan Commitment or Total Unutilized RTL Commitment, as the case may be, shall in no case be in an amount which would cause the Revolving Loan Commitment or RTL Commitment, as the case may be, of any Lender to be reduced (as required by the preceding clause (x)) by an amount which exceeds (I) in the case of the Total RTL Commitment, the Unutilized RTL Commitment of such Lender as in effect immediately before giving effect to such reduction or (II) in the case of the Total Revolving Loan Commitment, the remainder of (x) the Unutilized Revolving Loan Commitment of such Lender as in effect immediately before giving effect to such reduction minus (y) such Lender's Percentage of the aggregate principal amount of Swingline Loans then outstanding.

     (b) Notwithstanding the foregoing, the Borrower may not terminate or partially reduce the Total Unutilized RTL Commitment, in whole or in part, prior to the RTL Conversion Date if after giving effect thereto the sum of the outstanding RTL Loans and the Total Unutilized RTL Commitment would be less than $37,500,000 without the prior written consent of the Required Lenders.

     3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of A Term Loans on such date) and (ii) prior to the termination of the Total A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

     (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the B Term Loans on such date) and (ii) prior to the termination of the Total B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

     (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total C Term Loan Commitment (and the C Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of C Term Loans on such date) and (ii) prior to the termination of the Total C Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

     (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total RTL Commitment (and the RTL Commitment of each Lender) shall (i) terminate in its entirety on the RTL Conversion Date (after giving effect to the making of RTL Loans on such date) and (ii) prior to the termination of the Total RTL Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02(A).

     (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

     (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Commitment Agreement shall terminate in its entirety on the respective Incremental Term Loan Borrowing Date specified in such Incremental Commitment Agreement (after giving effect to the incurrence of the Incremental Term Loans on each such date).

     (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender under each Tranche) shall terminate in its entirety on April 30, 2001 unless the Transaction has been consummated and the Initial Borrowing Date has occurred on or prior to such date.

     (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Sections 4.02(A)(f), (g), (h),
(i) or (j) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment and/or the Total RTL Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding in the following manner:

          (1) first, if prior to the RTL Conversion Date, to the Total RTL Commitment; and

          (2) second, after the Total RTL Commitment has been terminated or reduced to zero, to the Total Revolving Loan Commitment.

     (i) The Total Revolving Loan Commitment and, if applicable, the Total RTL Commitment shall be reduced, and the Revolving Loan Commitment or RTL Commitment, as the case may be, of the respective Former Lender shall be terminated, in the amount and at the times provided in Section 13.04(d).

     (j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the date of the consummation of the Disposition, the Total Revolving Loan Commitment shall be reduced by the lesser of (x) $25,000,000 and
(y) the amount by which the Net Asset Sale Proceeds of the Disposition exceed $25,000,000.

     (k) Each reduction to a Commitment under a Tranche pursuant to this Section
3.03 (or pursuant to Section 4.02(A)) shall be applied proportionately to reduce the Commitment under such Tranche of each Lender with such a Commitment, provided that the reduction to the Total Revolving Loan Commitment from clause (j) of this Section
3.03 shall be applied to the Revolving Commitments of the Designated Lenders on a pro rata basis. The repayment of the Revolving Loans from the proceeds of the Disposition shall be applied in a manner such that all of the Lenders with a Revolving Commitment participate in each Borrowing of Revolving Loans which remains outstanding following such payment pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to the reduction of the Total Revolving Loan Commitment pursuant to Section 3.03(j)).

     SECTION 4. Prepayments; Payments; Taxes.

     4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty (other than the Term Loan Prepayment Premium, if applicable), in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or, in the case of Swingline Loans prior to 1:00 P.M. (New York time) on the date of such prepayment) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the Tranche of Loans to be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $5,000,000 and, if greater, in an integral multiple of $1,000,000 (or in the case of Swingline Loans, $10,000 and, if greater, in an integral multiple thereof), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Tranche, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; (iii) prepayments of Eurodollar Loans made pursuant to this
Section 4.01 made on any day other than the last day of an Interest Period applicable thereto shall be subject to the provisions of Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clause (v) below, be applied pro rata among the Lenders which made such Loans; (v) at the Borrower's election in connection with any prepayment of Revolving Loans or, if prior to the RTL Conversion Date, RTL Loans, such prepayment shall not be applied to the Revolving Loans or RTL Loans, as the case may be, of a Defaulting Lender; (vi) subject to Section 4.02B, each voluntary prepayment of Term Loans made pursuant to this Section 4.01 shall be applied to each Tranche of Term Loans on a pro rata basis (based upon the then outstanding principal amount of A Term Loans, B Term Loans, C Term Loans and, if applicable, RTL Loans) and (vii) each voluntary prepayment of Term Loans of a Tranche shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans, pro rata based upon the then remaining amount of such Scheduled Repayments after giving effect to all prior reductions thereto.

     4.02 Mandatory Repayments and Commitment Reductions. (A) (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan

Commitment as then in effect, the Borrower shall prepay on such date the principal of Swingline Loans and after the Swingline Loans have been repaid in full, the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower under Section 2.04(a) in a cash collateral account to be established by the Administrative Agent. So long as no Default or Event of Default is then continuing, such cash or Cash Equivalents shall be released to the Borrower when such obligations under Section 2.04(a) are satisfied or as may be necessary to insure that the amount of such cash or Cash Equivalents do not exceed the Letter of Credit Outstandings.

     (ii) On any day prior to the RTL Conversion Date on which the sum of the aggregate outstanding principal amount of RTL Loans exceeds the Total RTL Commitment as then in effect, the Borrower shall prepay on such date the principal of RTL Loans in an amount equal to such excess.

     (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below the Borrower shall be required to repay A Term Loans, to the extent then outstanding, in an amount equal to that percentage set forth opposite such date multiplied by the aggregate principal amount of the A Term Loans (the "A Term Reference Amount") outstanding on the Initial Borrowing Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(k) or increased pursuant to the proviso to this clause (b), an "A Term Loan Scheduled Repayment"):

                                                          Percentage of A Term
Scheduled Repayment Date                                    Reference Amount
------------------------                                    ----------------
Quarterly Payment Date                                            1.25%
in March, 2001

Quarterly Payment Date                                            1.25%
in June, 2001

Quarterly Payment Date                                            1.25%
in September, 2001

Quarterly Payment Date                                            1.25%
in December, 2001

Quarterly Payment Date                                            2.50%
in March, 2002

Quarterly Payment Date                                            2.50%
in June, 2002

Quarterly Payment Date                                            2.50%
in September, 2002

Quarterly Payment Date                                            2.50%
in December, 2002

Quarterly Payment Date                                            5.00%
in March, 2003

Quarterly Payment Date                                            5.00%
in June, 2003

Quarterly Payment Date                                            5.00%
in September, 2003

Quarterly Payment Date                                            5.00%
in December, 2003

Quarterly Payment Date                                            7.50%
in March, 2004

Quarterly Payment Date                                            7.50%
in June, 2004

Quarterly Payment Date                                            7.50%
in September, 2004

Quarterly Payment Date                                            7.50%
in December, 2004

Quarterly Payment Date                                            8.75%
in March, 2005

Quarterly Payment Date                                            8.75%
in June, 2005

Quarterly Payment Date                                            8.75%
in September, 2005

A Term Maturity Date                                              8.75%


; provided that (x) A Term Loans and all other amounts owed hereunder with respect to the A Term Loans shall be paid in full no later than A Term Maturity Date, and the final installment payable by the Borrower in respect of the A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the A Term Loans and (y) if the aggregate principal amount of the A Term Loans is increased pursuant to Section 1.14, then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the A Term Loans pursuant to Section 1.14 multiplied by (b) an amount equal to (x) such scheduled repayment amount divided by (y) the aggregate outstanding principal amount of the A Term Loans, in each case, immediately prior to giving effect to the increase in the A Term Loans made pursuant to Section 1.14.

     (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay B Term Loans, to the extent then outstanding, in an amount equal to that percentage set forth opposite such date multiplied by the aggregate principal amount of the B Term Loans (the "B Term Reference Amount") outstanding on the Initial Borrowing Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(k) or increased pursuant to the proviso to this clause (c), a "B Term Loan Scheduled Repayment"):

                                                          Percentage of B Term
Scheduled Repayment Date                                    Reference Amount
------------------------                                    ----------------
Quarterly Payment Date                                            0.25%
in March, 2001

Quarterly Payment Date                                            0.25%
in June, 2001

Quarterly Payment Date                                            0.25%
in September, 2001

Quarterly Payment Date                                            0.25%
in December, 2001

Quarterly Payment Date                                            0.25%
in March, 2002

Quarterly Payment Date                                            0.25%
in June, 2002

Quarterly Payment Date                                            0.25%
in September, 2002

Quarterly Payment Date                                            0.25%
in December, 2002

Quarterly Payment Date                                            0.25%
in March, 2003

Quarterly Payment Date                                            0.25%
in June, 2003

Quarterly Payment Date                                            0.25%
in September, 2003

Quarterly Payment Date                                            0.25%
in December, 2003

Quarterly Payment Date                                            0.25%
in March, 2004

Quarterly Payment Date                                            0.25%
in June, 2004

Quarterly Payment Date                                            0.25%
in September, 2004

Quarterly Payment Date                                            0.25%
in December, 2004

Quarterly Payment Date                                            0.25%
in March, 2005

Quarterly Payment Date                                            0.25%
in June, 2005

Quarterly Payment Date                                            0.25%
in September, 2005

Quarterly Payment Date                                            0.25%
in December, 2005

Quarterly Payment Date                                           23.75%
in March, 2006

Quarterly Payment Date                                           23.75%
in June, 2006

Quarterly Payment Date                                           23.75%
in September, 2006

B Term Maturity Date                                             23.75%

; provided that (x) B Term Loans and all other amounts owed hereunder with respect to the B Term Loans shall be paid in full no later than B Term Maturity Date, and the final installment payable by the Borrower in respect of the B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the B Term Loans and (y) if the aggregate principal amount of the B Term Loans is increased pursuant to Section 1.14, then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the B Term Loans pursuant to Section 1.14 multiplied by (b) an amount equal to (x) such scheduled repayment amount divided by (y) the aggregate outstanding principal amount of the B Term Loans, in each case, immediately prior to giving effect to the increase in the B Term Loans made pursuant to Section 1.14.

     (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay C Term Loans, to the extent then outstanding, in an amount equal to that percentage set forth opposite such date multiplied by the aggregate principal amount of the C Term Loans (the "C Term Reference Amount") outstanding on the Initial Borrowing Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(k) or increased pursuant to the proviso to this clause (d), a "C Term Loan Scheduled Repayment"):

                                                           Percentage of C Term
Scheduled Repayment Date                                     Reference Amount
------------------------                                     ----------------
Quarterly Payment Date                                             0.25%
in March, 2001

Quarterly Payment Date                                             0.25%
in June, 2001

Quarterly Payment Date                                             0.25%
in September, 2001

Quarterly Payment Date                                             0.25%
in December, 2001

Quarterly Payment Date                                             0.25%
in March, 2002

Quarterly Payment Date                                             0.25%
in June, 2002

Quarterly Payment Date                                             0.25%
in September, 2002

Quarterly Payment Date                                             0.25%
in December, 2002

Quarterly Payment Date                                             0.25%
in March, 2003

Quarterly Payment Date                                             0.25%
in June, 2003

Quarterly Payment Date                                             0.25%
in September, 2003

Quarterly Payment Date                                             0.25%
in December, 2003

Quarterly Payment Date                                             0.25%
in March, 2004

Quarterly Payment Date                                             0.25%
in June, 2004

Quarterly Payment Date                                             0.25%
in September, 2004

Quarterly Payment Date                                             0.25%
in December, 2004

Quarterly Payment Date                                             0.25%
in March, 2005

Quarterly Payment Date                                             0.25%
in June, 2005

Quarterly Payment Date                                             0.25%
in September, 2005

Quarterly Payment Date                                             0.25%
in December, 2005

Quarterly Payment Date                                             0.25%
in March, 2006

Quarterly Payment Date                                             0.25%
in June, 2006

Quarterly Payment Date                                             0.25%
in September, 2006

Quarterly Payment Date                                             0.25%
in December, 2006

Quarterly Payment Date                                            23.50%
in March, 2007

Quarterly Payment Date                                            23.50%
in June, 2007

Quarterly Payment Date                                            23.50%
in September, 2007

C Term Maturity Date                                              23.50%


; provided that (x) C Term Loans and all other amounts owed hereunder with respect to the C Term Loans shall be paid in full no later than C Term Maturity Date, and the final installment payable by the Borrower in respect of the C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the C Term Loans and (y) if the aggregate principal amount of the C Term Loans is increased pursuant to Section 1.14, then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the C Term Loans pursuant to Section 1.14 multiplied by (b) an amount equal to (x) such scheduled repayment amount divided by (y) the aggregate outstanding principal amount of the C Term Loans, in each case, immediately prior to giving effect to the increase in the C Term Loans made pursuant to Section 1.14.

     (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), on each date set forth below, the Borrower shall be required to repay RTL Loans, to the extent then outstanding, in an amount equal to that percentage set forth opposite such date multiplied by the aggregate principal amount of the RTL Loans (the "RTL Reference Amount") outstanding on the RTL Conversion Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(A)(k), an "RTL Loan Scheduled Repayment", and together with each A Term Loan Scheduled Repayment, B Term Loan Scheduled Repayment and C Term Loan Scheduled Repayment, the "Scheduled Repayments"):

                                                           Percentage of RTL
Scheduled Repayment Date                                   Reference Amount
------------------------                                   ----------------
Quarterly Payment Date                                           6.25%
in March, 2003

Quarterly Payment Date                                           6.25%
in June, 2003

Quarterly Payment Date                                           6.25%
in September, 2003

Quarterly Payment Date                                           6.25%
in December, 2003

Quarterly Payment Date                                           8.75%
in March, 2004

Quarterly Payment Date                                           8.75%
in June, 2004

Quarterly Payment Date                                           8.75%
in September, 2004

Quarterly Payment Date                                           8.75%
in December, 2004

Quarterly Payment Date                                            10%
in March, 2005

Quarterly Payment Date                                            10%
in June, 2005

Quarterly Payment Date                                            10%
in September, 2005

RTL Maturity Date                                                 10%

; provided that RTL Term Loans and all other amounts owed hereunder with respect to the RTL Loans shall be paid in full no later than RTL Maturity Date, and the final installment payable by the Borrower in respect of the RTL Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrower under this Agreement with respect to the RTL Loans.

     (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), by no later than the Business Day immediately following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of its equity securities or any capital contribution, an amount equal to the Required Equity Percentage of the cash proceeds of the respective sale, issuance or contribution (net of all reasonable costs associated therewith, including, without limitation, all due diligence costs and expenses paid for, or reimbursed by, the Borrower and/or any of its Subsidiaries, underwriting or similar fees, discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, the Borrower and/or any of its Subsidiaries and other costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(k) and (l), provided the Excluded Equity Proceeds shall not be required to be applied in accordance with this Section 4.02(A)(f).

     (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), by no later than the Business Day immediately following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than (i) Indebtedness for borrowed money permitted to be incurred pursuant to Section
9.04 (other than clause (vi) thereof) and (ii) Indebtedness permitted to be incurred pursuant to clause (vi) of Section 9.04 to the extent such proceeds are utilized to repay the Subordinated Bridge Loans), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of all reasonable costs associated therewith, including, without limitation, all due diligence costs and expenses paid for, or reimbursed by, the Borrower and/or any of its Subsidiaries, any underwriting, agency, structuring or similar fees, discounts and commissions, attorneys' fees and expenses paid for, or reimbursed by, the Borrower and/or any of its Subsidiaries, all financing and/or commitment fees and other costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(k) and (l).

     (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), by no later than the Business Day following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any Asset Sale, an amount equal to 100% of the Net Asset Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(k) and (l), provided that (i) the Net Asset Sale Proceeds received in respect of the Disposition in excess of $25,000,000 shall not be required to be so applied so long as 100% of such excess Net Asset Sale Proceeds shall be applied to repay the then outstanding Revolving Loans and (ii) up to an aggregate of $25,000,000 of Net Asset Sale Proceeds from Asset Sales (other than the Disposition) shall not be required to be used to so repay Term Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Asset Sale Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if
(x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent within two Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Asset Sale Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice and, provided, that if all or any portion of such Net Asset Sale Proceeds not applied to the repayment of Term Loans due to a Reinvestment Election are not so used within 360 days after the date of receipt of such Net Asset Sale Proceeds then such remaining portion not used shall be applied on the date which is 360 days following the date of receipt of such Net Asset Sale Proceeds as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(A)(k) and (l). At the time of the acquisition of any Reinvestment Assets, the Borrower shall comply and shall cause its Subsidiaries to comply with
Section 8.11, to the extent applicable.

     (i) In addition to any other mandatory repayments pursuant to this Section 4.02(A), on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(A)(k) and (l).

     (j) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02(A), within five Business Days following each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than an Excluded Recovery Event), an amount equal to 100% of the proceeds from such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(A)(k) and (l); provided that such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days (or 360 days pursuant to binding commitments with third parties to complete such replacement or restoration to be entered into within 180 days) following the date of such Recovery Event and that in the Borrower's reasonable judgment such replacement or restoration of such properties or assets can indeed be carried out within such 180-day or 360-day, as the case may be, period (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $10,000,000 or a Default under Section 10.01 or an Event of Default exists, then the entire amount of the proceeds from such Recovery Event and not just the portion in excess of $10,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it or its applicable Subsidiary in connection with the replacement or restoration of the respective properties or assets (pursuant to certification requirements to the effect that (x) unless the Required Lenders otherwise agree, no Default under Section 10.01 or Event of Default then exists, (y) the Borrower or its applicable Subsidiary has actually incurred such costs (which certification shall be accompanied by any paid invoices or invoices required to be paid within five Business Days thereafter) and (z) the Borrower believes in good faith that it has or will have sufficient cash from ordinary cash flow, business interruption insurance or from other sources reasonably satisfactory to the Administrative Agent and that the Borrower will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets), although at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder, and (ii) if all or any portion of such proceeds not required to be applied to the repayment of principal of outstanding Term Loans pursuant to the preceding proviso are not so used within 180 days (or 360 days if (1) the Borrower has entered into binding commitments with third parties to complete such replacement or restoration on or prior to such 180th day and (2) the Borrower believes in good faith that it has or will have sufficient cash from ordinary cash flow, business interruption insurance or from other sources reasonably satisfactory to the Administrative Agent and that the Borrower will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets) after the date of the related Recovery Event such remaining portion shall be applied on the last day of such 180-day or 360-day, as the case may be, period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(j) without regard to the provisions of the preceding proviso.

     (k) Each amount required to be applied to repay Term Loans (or to reduce the Total Term Loan Commitment) pursuant to Sections 4.02(A)(f), (g), (h), (i) and (j) shall be applied (i) to each Tranche of Term Loans on a pro rata basis (based upon the then outstanding principal amount of A Term Loans, B Term Loans, C Term Loans and, following the RTL Conversion Date, the RTL Loans) and (ii) to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans pro rata based upon the then remaining amount of Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto, provided that (x) the Net Asset Sale Proceeds received in respect of the Disposition which are required to be applied to repay Term Loans shall be applied to the A Term Loans of the Designated Lenders on a pro rata basis and
(y) the first $50,000,000 of the net proceeds of Permanent Senior Subordinated Notes in excess of $300,000,000 shall be applied to the B Term Loans and the C Term Loans (and not to the A Term Loans or the RTL Loans) on a pro rata basis (based on the then outstanding principal amount of the B Term Loans and the C Term Loans).

     (l) With respect to each repayment of Loans required by this Section 4.02(A), the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02(A) may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing under a Tranche shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Tranche, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders which made such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

     (m) Notwithstanding anything to the contrary contained in this Section 4.02(A), (x) so long as no Default or Event of Default then exists, the Borrower's receipt of Net Asset Sale Proceeds or proceeds of a Recovery Event shall not require a mandatory prepayment pursuant to clause (f), (g), (h), (i) or clause (j) of this Section 4.02(A) until the proceeds not so applied by reason of this clause (x) equals or exceeds $1,000,000 and (y) if the Borrower is required to apply any portion of asset sale proceeds to prepay or offer to prepay the Subordinated Bridge Loan or the Permanent Senior Subordinated Notes, the Borrower shall apply such asset sale proceeds as a mandatory prepayment of the principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(A)(k) and (l).

     (B) Waiver of Certain Repayments by B and C Lenders. Notwithstanding anything to the contrary contained in this Section 4.01, Section 4.02 or anywhere in this Agreement (including, without limitation, in Section 13.12) the Lenders with outstanding B Term Loans (the "B Lenders"), and/or C Term Loans (the "C Lenders") shall have the option to waive (x) a voluntary prepayment of such Loans pursuant to Section 4.01 (each such prepayment, a "Waivable Voluntary Prepayment" or (y) a mandatory repayment of such Loans pursuant to Section 4.02(A)(g), (except for a prepayment from the Permanent Senior Subordinated Notes Prepayment Amount) (h), (i) and/or (j) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions set forth in this Section 4.02(B). The Borrower shall give to the Administrative Agent written notice of its intention to make a Waivable Repayment at least [five] Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all B Lenders and/or C Lenders (indicating in such notice the amount of such repayment to be applied to each such Lender's outstanding Term Loans under such Tranches). In the event such B Lender or C Lender, as the case may be, desires to waive such Lender's right to receive any such Waivable Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Lender desires to receive in respect of such repayment. If any Lender does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Lender does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Lender waives all or part of such right to receive any such Waivable Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Lender to the A Term Loans in accordance with
Section 4.02(A)(k) and (l). If the Term Lenders have the right to waive a voluntary prepayment or mandatory repayment, pursuant to this Section 4.02(B), the amount of the respective Waivable Voluntary Prepayment or Waivable Mandatory Repayment, as the case may be, shall be deposited with the Administrative Agent on the date the voluntary prepayment or mandatory repayment, as the case may be, would otherwise be required pursuant to the relevant provisions of Section 4.01 or Section 4.02(A)(f), (g), (h), (i), and/or (j), as the case may be (and held by the Administrative Agent as cash collateral for the B Term Loans or the C Term Loans, as the case may be, and, but only to the extent B Lenders or C Lenders, as the case may be, waive their right to receive their share of the Waivable Voluntary Prepayment or Waivable Mandatory Repayment, as the case may be, for the benefit of the A Term Loans, in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations), and the respective voluntary prepayment or mandatory repayment, as the case may be, shall not be required to be made until the eighth Business Day occurring after the date the respective voluntary prepayment or mandatory repayment, as the case may be, would otherwise have been required to be made pursuant to any such Section (and with interest continuing to accrue on such Loans during such period at the rate otherwise provided for herein with respect to such Loans). Notwithstanding the foregoing, in no event shall the amount of a Waivable Repayment exceed the aggregate principal amount of A Term Loans that will be outstanding after Lenders with outstanding A Term Loans receive their respective shares of voluntary prepayments or mandatory repayments, as the case may be, pursuant to Section 4.01 or 4.02(k), as the case may be (i.e., before giving effect to any application of such Waivable Repayment to A Term Loans pursuant to this Section 4.02(B)).

     4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) (or 1:00 p.m. (New York time) in the case of Swingline Loans) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without set-off, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Except as provided in Section 4.04(b), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence of this Section 4.04(a), then the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of such Lender, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes that arise from the failure of the Borrower to pay any Taxes when due to the appropriate Tax authority and that become payable by the Administrative Agent or any Lender as a result of any such failure.

     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI , Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or Certificate, in which case such Lender shall not be required to deliver any such form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a)

(without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes; provided that the Lender complies with the foregoing provisions of this Section 4.04(b) with respect to providing forms and certificates.

     (c) If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

     SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans and to participate in Letters of Credit, and the obligations of each Issuing Lender to issue Letters of Credit, in each case on the Initial Borrowing Date is subject, at the time of such Credit Event, to the satisfaction of the following conditions:

     5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders which has requested the same, the appropriate Note or Notes executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

     5.02 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses to the extent invoiced) payable to the Administrative Agent and the Lenders to the extent then due.

     5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Gibson, Dunn & Crutcher LLP, special counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E, (ii) from local counsel satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required

Lenders and shall cover the perfection of the security interests granted pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) from local gaming counsel reasonably satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall cover Missouri, Nevada, Mississippi and Iowa Gaming Regulations and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

     5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, all in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party, as the case may be, and the resolutions, or such other administrative approval, of such Credit Party, as the case may be, referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

     (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     5.05 Shareholders' Agreements; Management Agreements; Tax Sharing Agreements; Employee Benefit Plans; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Material Contracts; Non-Compete Agreements; Affiliate Contracts. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies (which the Borrower hereby certifies are true and complete copies thereof) of (i) all agreements (if any) entered into by the Borrower or any of its Subsidiaries (after giving effect to the Transaction) governing the terms and relative rights of its capital stock and any agreements entered into by shareholders, relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (ii) all agreements (if any) with senior members of, or with respect to, the management of the Borrower or any of its Subsidiaries (after giving effect to the Transaction) (collectively, the "Management Agreements"), (iii) all agreements (if any) relating to the sharing of tax liabilities and benefits among the Borrower and/or its Subsidiaries (each a "Tax Sharing Agreement" and collectively, the "Tax Sharing Agreements"), (iv) all significant "employee benefit plans", as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (the "Employee Benefit Plans"), (v) any employment agreements for senior management entered into by a Credit Party (collectively, the "Employment Agreements"), (vi) any collective bargaining agreements applying or relating to any employee of a Credit Party

(collectively, the "Collective Bargaining Agreements"), (vii) any agreements evidencing or relating to Indebtedness in excess of $1,000,000 of a Credit Party (excluding the Loans) whether or not any such agreement shall remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements"), (viii) all other material contracts and licenses of a Credit Party (collectively, the "Material Contracts"), (ix) any non-compete agreement entered into by a Credit Party and restricting its operations or business (collectively, the "Non-Compete Agreements") and (x) all contracts or written agreements entered into between a Credit Party, on the one hand, and any of its Affiliates (other than a Credit Party) on the other hand (collectively, the "Affiliate Contracts").

     5.06 Consummation of the Transaction. (a) On or prior to the Initial Borrowing Date, (i) the Borrower shall have consummated a tender offer/consent solicitation with respect to the outstanding Existing Notes (the "Existing Notes Tender Offer/Consent Solicitation"), pursuant to which (x) the Borrower shall offer, subject to the terms and conditions contained in the Existing Notes Tender Offer/Consent Solicitation, to purchase all of the outstanding Existing Notes at the cash price set forth in the Existing Notes Tender Offer/Consent Solicitation and (y) consents shall be solicited to a proposed amendment to the Existing Notes Indentures on terms and conditions set forth in the Existing Notes Tender Offer Consent Solicitation, which amendment shall provide for the substantial elimination of the financial and certain operating covenants contained in the Existing Notes Indenture (including, without limitation, limitations on the incurrence of liens, transactions with affiliates and indebtedness); (ii) the period for tendering Existing Notes pursuant thereto shall terminate on or prior to the Initial Borrowing Date; (iii) the Borrower shall have received sufficient consents to authorize the execution and delivery of the Existing Notes Indenture Supplement; (iv) the Borrower and the trustee under the Existing Notes Indenture shall have duly executed and delivered the relevant Existing Notes Indenture Supplement; (v) the Borrower shall have repurchased or committed to repurchase all of the properly tendered Existing Notes (which shall in no event be less than a majority in aggregate principal amount of the Existing Notes), and not theretofore withdrawn, pursuant to the Existing Notes Tender Offer/Consent Solicitation (the "Existing Notes Tender Offer Repurchases"); and (vi) the Administrative Agent shall be reasonably satisfied that the Existing Notes Tender Offer/Consent Solicitation shall be consummated in accordance with the Existing Notes Tender Offer Documents and all applicable laws on the Initial Borrowing Date (all of the foregoing, the "Debt Retirement").

     (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Lenders copies of all Acquisition Documents, all of which shall be certified by an Authorized Officer of the Borrower as true and correct and be in full force and effect and shall be in form and substance as provided to the Administrative Agent prior to the Effective Date, together with any changes reasonably satisfactory to the Administrative Agent and the Required Lenders. On the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws. All material conditions to the Borrower's obligations in the Acquisition Agreement and related material agreements shall have been satisfied, without waiver or modification (except with the consent of the Administrative Agent, which consent shall not be unreasonably withheld).

     (c) On or prior to the Initial Borrowing Date, the total commitments, all letters of credit (if any) issued and any payment obligations under the Existing Indebtedness (other than

Retained Indebtedness) shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon, and all other amounts, including premiums, owing pursuant to the Existing Indebtedness (other than Retained Indebtedness) shall have been repaid in full and such Existing Indebtedness shall have been terminated and be of no further force or effect. On or prior to the Initial Borrowing Date or concurrently with the making of any Loan, the creditors under all Existing Indebtedness shall have terminated and released all security interests and Liens on capital stock of and the assets owned or to be owned by the Borrower or any of its Subsidiaries (after giving effect to the Transaction) granted in connection with the Existing Indebtedness (other than Retained Indebtedness). The Administrative Agent shall have received such releases of security interests in and Liens on the capital stock of and assets owned or to be owned by the Borrower and its Subsidiaries (after giving effect to the Transaction) as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, unless otherwise agreed by the Administrative Agent, there shall have been delivered (i) proper termination statements (Form UCC-3 or such other termination statements as shall be required by local law) (or commitments in customary form to deliver such termination statements) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries, or their respective predecessors in interest, in connection with the security interests created with respect to any Existing Indebtedness and the documentation related thereto, (ii) terminations or assignments (or commitments in customary form to deliver such terminations and assignments) of any security interest in, or Lien on, any Intellectual Property of the Borrower or any of its Subsidiaries, on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, or their respective predecessors in interest, in each case to secure the obligations under any Existing Indebtedness (other than the Retained Indebtedness), all of which shall be in form and substance reasonably satisfactory to the Required Lenders and
(iv) subject to Section 13.17, all collateral owned by the Borrower and its Subsidiaries in the possession of any agent, collateral agent or trustee for the creditors under the Existing Indebtedness or any financial institution party to any agreement in respect of the Existing Indebtedness (other than Retained Indebtedness) or any related agreement.

     (d) On the Initial Borrowing Date and after giving effect to the Transaction, none of the Credit Parties shall have any Indebtedness or preferred stock outstanding except for the Loans, the Subordinated Bridge Loan and the Retained Indebtedness.

     (e) On the Initial Borrowing Date, the Borrower shall have (x) entered into the Senior Subordinated Financing Agreement and the Senior Subordinated Financing Agreement shall be in full force and effect and (y) received gross cash proceeds in a minimum aggregate principal amount equal to $300,000,000 from the incurrence of the Subordinated Bridge Loans, and the Borrower shall have utilized such amount to make payments owing in connection with the Transaction before (or simultaneously with) utilizing proceeds of any Loans for such purpose. On the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent a true and correct copy of the Senior Subordinated Financing Agreement, the terms and conditions of which shall be in form and substance as provided to the Administrative Agent prior to the Effective Date, together with any changes satisfactory to the Administrative Agent and the Required Lenders.

     (f) The Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Required Lenders that the matters set forth in this Section 5.06 have been satisfied on or prior to the Initial Borrowing Date.

     5.07 Pledge Agreement. On the Initial Borrowing Date, the Borrower and its Subsidiaries shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (such Pledge Agreement, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities referred to therein then owned by such Credit Party (except as provided in Section 13.17), together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

     5.08 Security Agreement. On the Initial Borrowing Date, the Borrower and its Subsidiaries shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Security Agreement") covering all of the Borrower's and its Subsidiaries' present and future Security Agreement Collateral, together with:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law);

          (c) evidence of the completion (or that such completion will occur within 10 days of the Initial Borrowing Date) of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken or will be taken within 10 days of the Initial Borrowing Date.

     5.09 Mortgages; Title Insurance; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

          (a) duly authorized, fully executed, acknowledged, and delivered deeds of trust, mortgages, leasehold deeds of trust or leasehold mortgages substantially in the form of Exhibit I (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, each a "Mortgage" and collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by the Borrower and/or its Subsidiaries as shall be designated as such on Schedule III as a mortgaged property thereunder (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable Lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

          (b) duly authorized, fully executed, acknowledged, and delivered subordination, nondisturbance and attornment agreements, assignments of leases, landlord consents, tenant estoppel certificates, and such other documents relating to the Mortgages that the Collateral Agent may reasonably request; and

          (c) Extended coverage policies of mortgage title insurance covering each Mortgaged Property, together with all endorsements reasonably requested by the Collateral Agent relating thereto issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent and the Required Lenders (but not in excess of the value of the respective Mortgaged Property) assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall include, as appropriate and to the extent available, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance (to the extent available) and such reinsurance as the Collateral Agent in its discretion may reasonably request.

     5.10 Adverse Change, etc. On the Initial Borrowing Date, after giving effect to the Transaction, nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) since June 30, 2000 which (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders, or on the ability of the Credit Parties to perform their respective obligations to the Administrative Agent and the Lenders or which could reasonably be expected to have a Material Adverse Effect or (ii) reasonably indicates the inaccuracy in any material respect of the information previously provided to the Administrative Agent of the Lenders (taken as a whole) in connection with their analysis of the Transaction or reasonably indicates that the information previously provided omitted to disclose any material information.

     5.11 Solvency Certificate; Insurance. On or before the Initial Borrowing Date, the Borrower shall have delivered or shall cause to be delivered to the Administrative Agent (i) a solvency certificate in the form of Exhibit L from the chief financial officer or treasurer of the Borrower, which shall be delivered to each of the Lenders and dated the Initial Borrowing Date, stating that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower and its Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due and (ii) evidence of insurance complying with the requirements of
Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

     5.12 Financial Statements; Projections; Management Letters. (a) On or prior to the Initial Borrowing Date, the Lenders shall have received (i) unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2000 and the related statements of income and retained earnings of the Borrower for the quarter then ended; (ii) unaudited balance sheets of Station Casino St. Charles as of September 30, 2000 and the related statements of income and retained earnings of Station Casino St. Charles for the quarter then ended;
(iii) unaudited balance sheets of Station Casino Kansas City as of September 30, 2000 and the related statements of income and retained earnings for quarter then ended; (iv) audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of income and retained earnings and cash flow of each of the Borrower for the years then ended, together with the notes related thereto and accompanied by the audit report of Arthur Andersen LLP, independent certified public accountants; (v) unaudited balance sheets of each of the Acquired Businesses as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of income and retained earnings and cash flow for the years then ended; and (vi) internal unaudited financial statements of the Borrower and each Acquired Business as of and for the period ended September 30, 2000. The financial statements described in clauses (i) through (v) above
(x) in the case of income statements only, set forth comparative figures for the corresponding period in the prior fiscal year; (y) have been prepared in accordance with GAAP consistently applied (except in each case as described in the notes thereto and except for the absence of footnotes and to year-end audit adjustments, in the case of unaudited statements) and (z) and shall not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower and each Acquired Business from that previously disclosed to the Lenders.

     (b) On or prior to the Initial Borrowing Date, the Lenders shall have received (i) a pro forma consolidated opening balance sheet of the Borrower and its Subsidiaries after giving effect to the Transaction and (ii) the Projections described in Section 7.05(d), which pro forma balance sheet and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

     5.13 Engineering Reports; Environmental Analyses; Appraisals. On or prior to the Initial Borrowing Date, the Borrower shall cause to be delivered to the Administrative Agent and the Lenders (i) engineering reports with respect to each of the Specified Casino Properties from Eckland Consultants, Inc., which shall be in scope, and in form and substance, acceptable to the Administrative Agent and the Required Lenders, together with reliance letters in form and substance satisfactory to the Administrative Agent, (ii) environmental and hazardous substance analyses reports from (x) RTP Environmental Associates, Inc. with respect to each of the Specified Casino Properties and (y) IT Corporation with respect to each of the Acquired Businesses, which shall be in scope, and in form and substance, acceptable to the Administrative Agent and the Required Lenders, together with reliance letters in form and substance satisfactory to the Administrative Agent and (iii) real estate appraisals with respect to each of the Specified Casino Properties from HVS International, which shall be in scope, and in form and substance, acceptable to the Administrative Agent and the Required Lenders, setting forth an aggregate stabilized appraised value of the Specified Casino Properties (taken as a whole) of at least an amount satisfactory to the Administrative Agent, together with reliance letters in form and substance satisfactory to the Administrative Agent.

     5.14 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the Transaction, or which the Required Lenders shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction).

     5.15 Subsidiary Guaranty. On the Initial Borrowing Date, subject to Section
13.17 each Subsidiary of the Borrower (after giving effect to the Transaction) shall have executed and delivered a guaranty agreement, substantially in the form of Exhibit J (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Subsidiary Guaranty").

     5.16 Approvals, etc. (a) On or prior to the Initial Borrowing Date, (i) except as provided in Section 13.17, all necessary governmental (domestic and foreign) and third party approvals and consents (including, in any event, (x) all required Gaming Authority approvals and consents and (y) all shareholder and board of director approvals and consents) required in connection with the Transaction and the other transactions contemplated by this Agreement and the other Credit Documents which are to occur by the Initial Borrowing Date and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction and the other transactions contemplated by this Agreement and (ii) the Administrative Agent shall have received copies or other evidence reasonably satisfactory to it of all such approvals and consents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by this Agreement or the other Credit Documents which are to occur by the Initial Borrowing Date.

     (b) On or prior to the Initial Borrowing Date, the Administrative Agent shall be satisfied in its discretion with any conditions or requirements imposed by the Missouri, Nevada,

Mississippi and Iowa or other relevant Gaming Authorities upon the Lenders, this Agreement, the other Documents or the Transaction not disclosed to the Lenders prior to the Effective Date.

     (c) On or prior to the Initial Borrowing Date, and except as provided in
Section 13.17 the Borrower and its Subsidiaries shall have received any approvals or qualifications required under applicable Gaming Regulations in connection with this Agreement and the other Credit Documents to be obtained prior to the Initial Borrowing Date, and the Borrower and the Subsidiary Guarantors shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from other appropriate Persons (including, without limitation, the shareholders of the Borrower) in connection with this Agreement and the other Credit Documents and shall have provided copies or other satisfactory evidence of all approvals, authorizations or consents referred to above to the Administrative Agent to the extent available.

     5.17 Ship Mortgages. On the Initial Borrowing Date, the Collateral Agent shall have received duly authorized, fully executed, acknowledged, and delivered first preferred ship mortgages substantially in the form of Exhibit M (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, each a "Ship Mortgage" and collectively, the "Ship Mortgages"), which Ship Mortgages shall cover such of the Ship Properties owned or leased by the Borrower and/or its Subsidiaries as shall be designated as such on Schedule XI as a mortgaged ship property thereunder (each, a "Mortgaged Ship Property" and collectively, the "Mortgaged Ship Properties"), together with evidence that the Ship Mortgages have been recorded or filed (or will be filed or recorded within 10 days of the Initial Borrowing Date) in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable Lien on each Mortgaged Ship Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

     SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans and participate in Letters of Credit (including Loans made and Letters of Credit issued on the Initial Borrowing Date), and the obligation of any Issuing Lender to issue any Letter of Credit (including any Letter of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Mandatory Borrowing), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b).

     (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

     6.03 Facilities Expansion Certificate. Prior to the making of (i) each RTL Loan and (ii) at any time if after giving effect to the incurrence or issuance thereof the aggregate outstanding principal amount of the Revolving Outstandings shall exceed the Revolving Loan Commitment Sublimit, each Revolving Loan Swingline Loan and Letter of Credit, the Borrower shall have delivered to the Administrative Agent a certificate (each, a "Facilities Expansion Certificate"), which certificate shall (x) state that the proceeds of such RTL Loans or Revolving Loans, Swingline Loans or Letter of Credit, as the case may be, the incurrence of which would cause the Revolving Outstandings to exceed the Revolving Loan Commitment Sublimit, shall be utilized solely to finance the Facilities Expansion, (y) set forth, in reasonable detail, the purposes for which the proceeds of such Loans will be utilized and (z) in the case of an RTL Loan, state that the Revolving Loan Facilities Expansion Amount equals or exceeds $25,000,000.

     The acceptance of the benefit of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 and in this
Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Lender, the Required Lenders and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office or to counsel for the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders.

     SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations and warranties, in each case after giving effect to the Transaction consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date in all material respects and in all material respects on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     7.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes such Credit Party's legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

     7.04 Governmental Approvals. Except as provided in Section 13.17, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date or, if later, the date as of which this representation is being made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document, except, (x) in the case of any Document other than a Credit Document, in the case of any failure to obtain where such failure to so obtain would not have a Material Adverse Effect and (y) the approval of one or more Gaming Authorities may be required in connection with foreclosure under the Security Documents.

     7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The balance sheets, statements of operations, statements of stockholders' equity, statements of changes in stockholders' equity and statements of cash flows of the Borrower and its Subsidiaries as furnished to the Lenders prior to the Effective Date fairly present the financial condition and operations of the Borrower and its Subsidiaries at and for the periods indicated. All such financial statements have been prepared in accordance with GAAP, consistently applied. After giving effect to the Transaction, since June 30, 2000, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

     (b) (i) On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by the Borrower and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries will exceed their debts; (b) the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or as disclosed in writing to the Lenders prior to the Effective Date, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date the Borrower does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (d) On and as of the Initial Borrowing Date, the financial projections dated as of November 2000 (the "Projections") previously delivered to the Administrative Agent and the Lenders have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believed that the Projections were reasonable estimates of the Borrower's anticipated performance, based on good faith assumptions and the best information available to the Borrower as of the date of delivery thereof and as of the Initial Borrowing Date.

     7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document on the Initial Borrowing Date or (ii) that could reasonably be expected to have a Material Adverse Effect.

     7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans shall be utilized by the Borrower (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction.

     (b) Proceeds of (x) RTL Loans and (y) to the extent that the incurrence thereof would cause Revolving Outstandings to exceed the Revolving Loan Commitment Sublimit, Revolving Loans, Swingline Loans, and Letters of Credit, shall be utilized by the Borrower solely (i) to effect the Facilities Expansion and (ii) to pay fees and expenses related to the Facilities Expansion.

     (c) Proceeds of Revolving Loans and Swingline Loans may be utilized, subject to clause (b) above, (w) to effect the Transaction, (x) to pay fees and expenses related to the Transaction, (y) for the Borrower's and its Subsidiaries' general corporate and working capital purposes and (z) to make payments required in connection with the Facilities Expansion following the Initial Borrowing Date, provided that no more than $75,000,000 of Revolving Loans and Swingline Loans may be utilized by the Borrower (i) to effect the Transaction or (ii) to pay fees and expenses related to the Transaction.

     (d) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     7.09 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal and all material state and foreign returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries, as the case may be, for the periods covered thereby. Each of the Borrower and its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 7.05(a), as of the Initial Borrowing Date there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, except as set forth in Schedule VII, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material income tax liability in connection with the Transaction and the other transactions contemplated hereby (other than as a result of the operations after the Initial Borrowing Date of properties acquired in the Transaction).

     7.10 Compliance with ERISA. As of the Initial Borrowing Date, neither Borrower, any Subsidiary or any ERISA Affiliate sponsors, contributes to or maintains a Plan or has any actual or contingent liability under any Plan. To the extent that Borrower, any Subsidiary or any ERISA Affiliate becomes the sponsor, contributes to or maintains a Plan or has any actual or contingent liability under a Plan, Borrower shall schedule such Plan. To the extent applicable, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or has applied for a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, each of its Subsidiaries and each ERISA Affiliate, no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has a material Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing Sections with respect to any Plan; to the knowledge of Borrower, each Subsidiary and each ERISA Affiliate, no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the knowledge of Borrower, Subsidiary and each ERISA Affiliate, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower, its Subsidiaries and their ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $5,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance in all material respects with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

     7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filing, if this representation is being made more than 10 days after Initial Borrowing Date, has been made), create a fully perfected lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein which is capable of being perfected with such filings, subject to no other Liens other than Permitted Liens and Liens to be released in connection with the Transaction.

     (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement, so long as the Collateral Agent maintains possession of such Pledged Securities consisting of certificated securities in the State of New York.

     (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances, Permitted Liens and Liens to be released in connection with the Transaction related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Initial Borrowing Date (after giving effect to the Transaction) and the type of interest therein held by the Borrower or such Subsidiary.

     (d) The Ship Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Ship Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Ship Properties may be subject to the Permitted Encumbrances, Permitted Liens and Liens to be released in connection with the Transaction related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule XI contains a true and complete list of each

Ship Property owned or leased by the Borrower and its Subsidiaries on the Initial Borrowing Date and the type of interest therein held by the Borrower or such Subsidiary.

     7.12 Representations and Warranties in Documents. All representations and warranties of the Borrower and its Subsidiaries set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

     7.13 Properties. The Borrower and each of its Subsidiaries have good and valid title to all properties (or a valid leasehold estate with respect to leased properties) owned by them after giving effect to the Transaction in accordance with the Transaction Documents, including all property reflected in the balance sheet of the Borrower referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.12 (except for property sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in such pro forma balance sheet or (ii) Permitted Liens.

     7.14 Capitalization. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 30,000,000 shares of common stock, $0.01 par value per share, 20,441,254 of which shares are outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, neither the Borrower nor its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     7.15 Subsidiaries. After giving effect to the Transaction, as of the Effective Date, the Borrower will have no direct or indirect Subsidiaries other than those listed on Schedule IX.

     7.16 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material

Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no concerted and continuous effort to organize a union with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     7.20 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a Material Adverse Effect.

     7.21 Transaction. As of the Initial Borrowing Date and after giving effect to the application of the proceeds thereof, the Transaction is being consummated in all material respects in accordance with the terms of the respective Transaction Documents and all applicable laws. As of the Initial Borrowing Date, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except (x) where the failure to so obtain, give, file or take would not have a Material Adverse Effect; and (y) filings of reports of transactions required to be filed after the Initial Borrowing Date as provided in Section 13.17 and other matters set forth in Section 13.17. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by each Credit Party pursuant to or in furtherance of the Transaction have been taken in material compliance with the respective Documents and all applicable laws.

     7.22 Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness (other than the Loans and Indebtedness incurred under the Senior Subordinated Financing) of the Credit Parties as of the Initial Borrowing Date after giving effect to the Transaction and the other transactions contemplated hereby, in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt (the "Retained Indebtedness").

     7.23 Intellectual Property. Schedule X attached hereto contains a list of all United States and foreign patents, patent applications, registered and unregistered trademarks, trade names, service marks and registered copyrights, owned by, or licensed to any of the Credit Parties as of the Initial Borrowing Date that is material to the operation of the business of any of the Credit Parties. Each of the foregoing is collectively defined herein as "Intellectual Property". The business of each of the Credit Parties as presently conducted requires no rights under Intellectual Property other than rights owned by the Credit Parties or licensed to a Credit Party pursuant to a valid and effective license agreement, except to the extent the failure to possess any such Intellectual Property rights, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed on Schedule X as of the Initial Borrowing Date, the Credit Parties own all right and interest and full legal, equitable and beneficial ownership in the Intellectual Property owned by the Credit Parties including, without limitation, exclusive rights (except for rights granted under any license to any third party) to use, sell, transfer, assign and license the same. Except as otherwise disclosed on Schedule X as of the Initial Borrowing Date, no consent of third parties will be required for the use by the Credit Parties of any Intellectual Property as a consequence of the consummation of the transactions contemplated hereby. As of the Initial Borrowing Date, each item of Intellectual Property owned by the Credit Parties listed on Schedule X has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. To the knowledge of the Credit Parties, no Person has infringed or otherwise violated the Credit Parties' right in any of the Intellectual Property except for any such infringement or violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.24 Environmental Matters. Except for matters that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or as is set forth on Schedule XII:

     (a) Each of the Borrower and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property currently or, to the best knowledge of the Borrower or any of its Subsidiaries, previously owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all Environmental

Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Borrower's or such Subsidiary's business. There are not now any underground storage tanks owned or operated by the Borrower or any of its Subsidiaries located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

     7.25 Senior Debt. All of the Obligations constitutes "Senior Debt" under the Subordinated Bridge Loans and Permanent Senior Subordinated Notes.

     SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     8.01 Information Covenants. The Borrower will furnish to each Lender:

     (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower, the combined balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month and the related combined statements of income and statements of cash flows for such month and for the last elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth in the statements of income only, the comparative figures for the corresponding month in the prior fiscal year.

     (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower (subject to extension in the event of an SEC 12b-25 filing), the combined balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related combined statements of income and statements of cash flows for such quarter and for the last elapsed portion of the fiscal year ended with the last day of such quarter and setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budget delivered pursuant to Section 8.01(e), (ii) the consolidating balance sheets of each of the Borrower's Subsidiaries as of the end of such quarter and the related consolidating statements of income and consolidating statements of cash flows for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budget delivered pursuant to Section 8.01(e), and (iii) management's discussion and analysis of the important operational and financial developments during such quarterly period in respect of the Borrower and its Subsidiaries.

     (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower (subject to extension in the event of an SEC 12b-25 filing), the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year and, setting forth comparative figures for the preceding fiscal year commencing fiscal year 2000 and certified, in the case of such consolidated statements, by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm (which report shall be unqualified as to scope) and a statement stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default under Sections 9.03, 9.04, 9.05 and 9.07 through 9.12, inclusive, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) the consolidating balance sheets of each of the Borrower's Subsidiaries at the end of such fiscal year and the related consolidating statement of income and retained earnings and statement of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and (iii) management's discussions and analysis of the important operational and financial developments during such fiscal year in respect of the Borrower and its Subsidiaries.

     (d) Management Letters. Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any final "management letter" received by the Borrower or such Subsidiary from its certified public accountants and management's responses thereto.

     (e) Budgets. No later than 45 days following the commencement of the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent prepared by the Borrower for (x) in the case of budgeted statements of income, each of the twelve months of such fiscal year prepared in detail, and (y) in the case of budgeted statements of sources and uses of cash and balance sheets, for such fiscal year on an annual basis and prepared in detail and for each of the five years immediately following such fiscal year prepared in summary form, accompanied by the statement of the Chief Executive Officer, President, Vice President or Chief Financial Officer of the Borrower to the effect that, to the best of knowledge of such Person, the budget is a reasonable estimate of anticipated performance, based on assumptions such Person believes to be reasonable, for the period covered thereby.

     (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(b) and (c), a certificate of the Chief Executive Officer, President, Vice President or Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.03, 9.04, 9.05, and 9.07 through 9.12, inclusive, at the end of such fiscal quarter or year, as the case may be, (y) the Applicable Margin for the Margin Reduction Period commencing with the delivery of the respective financial statements and (z) if delivered with the financial statements required by
Section 8.01(c), set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 4.02(A)(i) and set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

     (g) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an Authorized Officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding (including, without limitation, any investigation by any Gaming Authority) pending against the Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

     (h) Other Reports and Filings. Promptly, copies of all (i) financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC"), (ii) notices of default in the observance or performance by the Borrower or any of its Subsidiaries of any agreement or condition relating to any Indebtedness in a principal amount equal to or exceeding $5,000,000 in the aggregate (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto and (iii) communications with holders of its public Indebtedness pursuant to the terms of the documentation governing such public Indebtedness.

     (i) Environmental Matters. Promptly upon, and in any event within thirty days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Initial Borrowing Date unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

          (i) any material Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries that
     (a) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Administrative Agent all material notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lenders with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(i), and such detailed reports of any such Environmental Claim as to which notice is required, as may reasonably be requested by the Administrative Agent or the Lenders.

     (j) Notice of Commitment Reductions and Mandatory Repayments. On or prior to the date of any reduction to the Total Commitment or any mandatory repayment of outstanding Term Loans pursuant to any of Sections 4.02(f) through (j), inclusive, the Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, the calculation thereof (in reasonable detail) and the event to which the respective reduction or repayment relates.

     (k) Annual Meetings with Lenders. At the request of the Administrative Agent, the Borrower shall within 120 days after the close of each fiscal year of the Borrower hold a meeting at a time and place selected by the Borrower and acceptable to the Administrative Agent with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

     (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Lender may reasonably request in writing; provided that such written request shall be delivered by any such Lender to the Administrative Agent and such other information or documents shall be delivered by the Borrower to the Administrative Agent who shall promptly deliver same to the Lender making such written request.

     8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in material conformity with generally accepted accounting principles in the United States and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours, upon reasonable advance notice and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request.

     8.03 Maintenance of Property; Insurance. (a) Schedule IV sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each

Lender, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause the liability and hazard insurance of the types described in Schedule IV to be maintained (with the same scope of coverage as that described in Schedule IV) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule IV under the column headed "Minimum Amount Required to be Maintained". Notwithstanding the foregoing, if such liability and hazard insurance ceases to be available or is no longer available on commercially reasonable terms, the Borrower may, with the consent of the Administrative Agent (not to be unreasonably withheld), cease to maintain such insurance or maintain such insurance at levels that are commercially reasonable.

     (b) All policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, and (v) shall, except in the case of public liability insurance, business interruption insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding
(A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties if such coverage is available at commercially reasonable rates.

     (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

     8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets (including, without limitation, capital stock of, or other equity interests in, Subsidiaries of the Borrower) by the Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by the Borrower or any of its Subsidiaries of their qualification as a foreign corporation or of their license under any Gaming Regulations in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) mergers or consolidations or liquidations permitted under Section 9.02.

     8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.06 ERISA. To the extent that Borrower, any Subsidiary or any ERISA Affiliate sponsors, contributes to or maintains a Plan or has any actual or contingent liability under a Plan, as soon as possible and, in any event, within ten days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices then required or proposed to be given to or filed with or by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any material notices received by such Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is in the reasonable opinion of the Borrower, likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or Section 303 or 304 of ERISA of the Code with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings are in the reasonable opinion of the Borrower likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA under Section 401(a)(29), 4971,
4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or, with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under section 4980B of the Code; or that the Borrower or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or benefits the full cost of which is borne by the employee or former employee) or any Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each of the Lenders a complete copy of the annual report (Form 5500 series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the annual report. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten days after the date such annual report has been filed or such records, documents or other information required to be furnished to the PBGC or any other government agency or such material notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable.

     8.07 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its fiscal years to end on December 31, and (ii) each of its fiscal quarters to end on March 31, June 30 and September 30.

     8.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of their obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.09 Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims of governmental authorities which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither of the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     8.10 Intellectual Property Rights. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all material Intellectual Property rights necessary or appropriate to the business of the Credit Parties and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to prosecute all material pending applications filed in connection with perfecting or seeking to perfect the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the material Intellectual

Property rights necessary or appropriate to the business of the Credit Parties at all times from and after the Initial Borrowing Date.

     8.11 Additional Security; Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property of the Borrower or any of its Subsidiaries as are not covered by the original Mortgages to the extent acquired after the Initial Borrowing Date (including to the extent acquired through a Permitted Acquisition) and having a fair market value in excess of $1,000,000 (as determined in good faith by the Borrower), or as may reasonably be requested from time to time by the Administrative Agent or the Required Lenders (each such Real Property, an "Additional Mortgaged Property").

     (b) The Borrower will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Ship Mortgage") in such ship, barge or other vessel of the Borrower or any of its Subsidiaries as are not covered by the original Ship Mortgages to the extent acquired after the Initial Borrowing Date, and as may reasonably be requested from time to time by the Administrative Agent or the Required Lenders (each such Ship Property, an "Additional Ship Mortgaged Property").

     (c) In connection with the acquisition of the capital stock of a Person that becomes a Subsidiary of the Borrower or the formation of a new Subsidiary of the Borrower, the Borrower shall pledge or cause to be pledged all capital stock of any such Person so acquired which is owned by the Borrower or any Subsidiary Guarantor pursuant to the Pledge Agreement and cause such Person to enter into a guaranty substantially similar to the Subsidiary Guaranty and additional security documents substantially similar to the Security Documents (to the extent applicable), all as otherwise set forth in this Section 8.11, provided that for so long as such Subsidiary does not constitute a Material Subsidiary the Borrower shall not be required to pledge, or cause to be pledged, the capital stock of any Subsidiary acquired or created after the Initial Borrowing Date if such pledge is prohibited by applicable Gaming Regulations.

     (d) The Borrower will cause each Subsidiary acquired established or created after the Initial Borrowing Date to grant to the Collateral Agent a first priority Lien, subject to Permitted Liens, on all personal property (tangible and intangible) of such Subsidiary upon terms substantially similar to those set forth in the Security Documents (including, without limitation, the Pledge Agreement and the Security Agreement) as appropriate, provided that for so long as such Subsidiary does not constitute a Material Subsidiary, such Subsidiary shall not be required to be a Subsidiary Guarantor or grant Liens pursuant to the Security Documents to the extent any such action is prohibited by applicable Gaming Regulations.

     (e) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/ or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this
Section 8.11 has been complied with.

     (f) The security interests required to be granted pursuant to this Section
8.11 shall be granted pursuant to security documentation which shall be substantially similar to the Security Documents already executed and delivered by the Borrower or its Subsidiaries, as applicable and otherwise reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens and priority as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section 8.11 has been complied with.

     (g) The Borrower agrees that each action required above by Section 8.11(a),
(b) and (e) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders. The Borrower further agrees that each action required by Sections 8.11(c) and (d) shall be completed within 10 days of the creation or acquisition of a new Subsidiary (or within 10 days of the date a Subsidiary first becomes a Material Subsidiary, as the case may be).

     8.12 Permitted Acquisitions. (a) Subject to the provisions of this Section
8.12 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Domestic Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):

          (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;

          (ii) the Borrower shall have given the Administrative Agent and the Lenders at least ten Business Days' prior written notice of any Permitted Acquisition and shall have given the Lenders such other information related to the Person or business, division or product line being acquired and the Permitted Acquisition as any Lenders shall reasonably request, including, without limitation, due diligence materials, organizational documents, good standing certificates, governmental approvals and consents as the Required Lenders shall reasonably request;

          (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.08, 9.09, 9.10, 9.11 and 9.12, on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated) had occurred on the first day of the relevant calculation period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such calculation period;

          (iv) the Borrower in good faith believes, based on calculations made by the Borrower, on a Pro Forma Basis that the financial covenants contained in Sections 9.08 through 9.12, inclusive, will continue to be met following the date of the consummation of the respective Permitted Acquisition;

          (v) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition, when combined with the aggregate Maximum Permitted Consideration paid in connection with all other Permitted Acquisitions consummated after the Initial Borrowing Date and on or prior to the date of the consummation of the proposed Permitted Acquisition does not exceed $25,000,000;

          (vi) all representations and warranties contained herein and in the other Credit Documents (other than those excepted by the Administrative Agent with respect to the Permitted Acquisition) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          (vii) the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than 10 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition;

          (viii) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all Capital Expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 180-day period (such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $15,000,000;

          (ix) the Administrative Agent shall be satisfied in its sole discretion that the proposed Permitted Acquisition could not reasonably be expected to result in a material increase in tax (other than taxes on earnings generated by the relevant Permitted Acquisition), ERISA, environmental or other contingent liabilities with respect to the Borrower or any of its Subsidiaries; and

          (x) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (ix), inclusive, containing the calculations required by the preceding clauses (iii), (iv), (v) and (viii).

     (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement in accordance with the requirements of Sections 8.11.

     (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 to the satisfaction of the Administrative Agent.

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its authorized officers) pursuant to Section 8.12(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

     8.13 Compliance with Environmental Laws. (a) (i) The Borrower will comply, and will use its best efforts to cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower, nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, could not reasonably be expected to result in liability under Environmental Laws that could have a Material Adverse Effect. If required to do so under any applicable legally binding directive or order of any governmental agency, the Borrower agrees to undertake, and cause each of its Subsidiaries to undertake, to the extent required under applicable Environmental Laws, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned or operated by the Borrower or any of its Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such legally binding orders and directives of all governmental authorities, except to the extent that (x) the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

     (b) At the written request of the Administrative Agent or the Required Lenders, at any time and from time to time as is reasonable after (i) the Obligations have become due and payable pursuant to Section 10 or (ii) the Lenders receive notice under Section 8.01(i) for any event for which notice is required to be delivered with respect to conditions at any Real Property, the Borrower and its Subsidiaries will provide, at their sole cost and expense, an environmental site assessment report of reasonable scope and expense concerning any relevant Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent in its reasonable discretion, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower and any of its Subsidiaries fail to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Borrower and its Subsidiaries, to the extent the Borrower and any of its Subsidiaries have the authority to do so, shall grant and hereby grants, to the Administrative Agent and the Lenders and their Administrative Agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's and its Subsidiary's expense.

     8.14 Minimum Maintenance Capital Expenditures. The Borrower and its Subsidiaries will make Maintenance Capital Expenditures during each period commencing on the Initial Borrowing Date and ending on a date set forth below in an aggregate amount equal to no less than the amount set forth applicable to the relevant period below:

                    Period                                      Amount
                    ------                                      ------
         Initial Borrowing Date to and
         including the last day of the
         Fiscal Year ending December 31,                     $13,000,000
         2001

         Initial Borrowing Date to and
         including the last day of the
         Fiscal Year ending December 31,                     $28,000,000
         2002

         Initial Borrowing Date to
         and including the last day
         of the Fiscal Year ending                           $43,000,000
         December 31, 2003

         Initial Borrowing Date to and
         including the last day of the
         Fiscal Year ending December 31,                     $58,000,000

                    Period                                      Amount
                    ------                                      ------
         2004

         Initial Borrowing Date to and
         including the last day of the
         Fiscal Year ending December 31,                     $73,000,000
         2005

         Initial Borrowing Date to and
         including the last day of the
         Fiscal Year ending December 31,                     $88,000,000
         2006

         Initial Borrowing Date to and
         including the last day of the
         Fiscal Year ending December 31,                     $103,000,000
         2007


     SECTION 9. Negative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or Liens for property taxes on property which is to be abandoned or for which the sole recourse for such tax, assessment or governmental charge or levy is to such property;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule V, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Permitted Encumbrances;

          (v) Liens created pursuant to the Security Documents;

          (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation (and replacements, extensions, refinancings and renewals thereof) and (y) the Lien encumbering the assets giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

          (viii) Liens placed upon equipment or machinery or other personal or real property used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof and all renewals, replacements, refinancings or extensions thereof, provided that
     (x) Indebtedness secured by Liens permitted by this clause (viii) is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing

     Indebtedness for borrowed money and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries;

          (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash or property in excess of $1,000,000 is deposited or delivered to secure the respective judgment or award;

          (xii) statutory, contractual and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xiii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (xv) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (xvi) Liens arising in connection with transactions relating to accounts receivable permitted under Section 9.02(xi); and

          (xvii) Liens not otherwise permitted by this Section 9.01 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all of its Subsidiaries) $1,000,000 at any one time.

     9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets, including property acquired by way of trade or barter agreements, in the ordinary course of business) of any Person, except that:

          (i) the Borrower and its Subsidiaries may make Capital Expenditures to the extent not in violation of Section 9.07 or Section 8.14;

          (ii) the Borrower and its Subsidiaries may sell, lease or otherwise dispose of any assets, provided that (a) the aggregate Net Asset Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) shall not exceed $15,000,000 in any fiscal year of the Borrower, (b) each such disposition is for fair market value, (c) at least 80% of the consideration received in respect thereof is cash (or Cash Equivalents) (including assumption of Indebtedness) and (d) the Net Asset Sale Proceeds of such sale, lease or other disposition are applied and/or reinvested in accordance with Section 4.02;

          (iii) the Borrower and its Subsidiaries may sell, lease, transfer, convey or otherwise dispose of property, equipment or other assets that is
     (a) obsolete or worn out or (b) no longer useful or necessary in the operation of the business of such Person;

          (iv) the Borrower and its Subsidiaries may make Investments to the extent permitted by Section 9.05;

          (v) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by
     Section 9.04(iv));

          (vi) the Borrower and its Subsidiaries may make sales, conveyances, dispositions of inventory in the ordinary course of business;

          (vii) the Borrower and its Subsidiaries may license or sublicense software, trademarks, patents and other Intellectual Property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Subsidiary;

          (viii) the Borrower or any Subsidiary Guarantor may transfer assets to or lease assets to or acquire or lease assets from the Borrower or any other Subsidiary Guarantor (so long as the security interests granted pursuant to the Security Documents is not, in the reasonable judgment of the Collateral Agent, adversely affected thereby) or any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or any Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation);

          (ix) the Borrower and its Subsidiaries may consummate the Acquisition;

          (x) the Borrower and its Subsidiaries may consummate the Disposition in accordance with the Disposition Documents, provided that the Net Asset Sale Proceeds therefrom are applied in accordance with Section 4.02;

          (xi) the Borrower and its Subsidiaries may sell or discount, in each case without recourse (except for customary indemnities, representations, warranties and agreements) and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue or (y) which the Borrower may reasonably determine are difficult to collect, but only in connection with the compromise or collection thereof (and not as part of any bulk sale or financing of receivables);

          (xii) the Borrower and its Subsidiaries may make Permitted Acquisitions so long as such Permitted Acquisitions are effected in accordance with Section 8.12; and

          (xiii) the Borrower may liquidate and dissolve Subsidiaries which are not Material Subsidiaries.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to another Credit Party or pursuant to clause (vii) thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing and shall, at the request of the Borrower, take any such actions reasonably appropriate to effect the foregoing.

     9.03 Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries except that:

          (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower; and

          (ii) so long as no Default or Event of Default exists or would result therefrom, (A) the Borrower may pay amounts required for any repurchase, redemption or other acquisition for value of any capital stock or options to acquire capital stock of the Borrower held by any director, officer, employee or consultant of the Borrower or any of its Subsidiaries pursuant to any equity subscription agreement or stock option agreement or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the board of directors of the Borrower (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital stock and options (other than payments described in Section 9.03(ii)(B)) shall not exceed (x) $1,000,000 in any twelve-month period or (y) $5,000,000 in the aggregate from and after the Effective Date), (B) the Borrower may pay amounts required under the Missouri Stock Option Agreements in effect on the Initial Borrowing Date if the trading market for Ameristar common stock is not sufficiently liquid as provided therein and (C) any Non Wholly-Owned Subsidiary of the Borrower may pay Dividends to its stockholders on a pro rata basis.

     9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (iii) Indebtedness under Interest Rate Protection or Other Hedging Agreements to the extent entered into pursuant to Section 9.05;

          (iv) Indebtedness of the Borrower and any Subsidiary of the Borrower evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07 and purchase money Indebtedness of the Borrower and the Subsidiaries of the Borrower secured by Liens permitted under Section 9.01(viii) and any refinancings, renewals or extensions thereof; provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations and the aggregate principal amount of such purchase money Indebtedness and all such refinancings, renewals or extensions, outstanding under this clause (iv) at any one time shall not exceed $15,000,000;

          (v) Indebtedness of the Borrower, and subordinated guaranties thereof by the Subsidiary Guarantors, constituting Subordinated Bridge Loans incurred under the Senior Subordinated Financing Agreement and the other Senior Subordinated Financing Documents in an aggregate principal amount not to exceed at any one time outstanding the sum of (x) $300,000,000 plus
     (y) the principal amount of additional loans or notes issued in payment of accrued interest on the Subordinated Bridge Loans pursuant to the Senior Subordinated Financing Agreement;

          (vi) Indebtedness of the Borrower, and subordinated guaranties thereof by the Subsidiary Guarantors, under the Permanent Senior Subordinated Notes and the other Permanent Senior Subordinated Notes Documents;

          (vii) the Retained Indebtedness and any refinancing, renewals or extensions thereof (provided that the principal amount thereof is not increased);

          (viii) Contingent Obligations of the Borrower or any Subsidiary as a guarantor of the lessee under any lease pursuant to which the Borrower or a Subsidiary is the lessee so long as such lease is otherwise permitted hereunder;

          (ix) (x) the Borrower may make loans or advances to any of its Subsidiaries that are Subsidiary Guarantors and (y) any Subsidiary of the Borrower may make loans or advances to the Borrower or to another Subsidiary of the Borrower that is a Subsidiary Guarantor so long as, in each case (A) any such loan or advance shall be evidenced by an Intercompany Note, which Intercompany Note shall be pledged to the Collateral Agent for the benefit of the Secured Creditors in accordance with, and to the extent provided by, the Pledge Agreement, and (B) in the case of any intercompany loans or advances made to the Borrower, the Intercompany Note shall contain subordination provisions contained in Exhibit N;

          (x) Indebtedness of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced; and

          (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against sufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence; and

          (xii) additional Indebtedness of the Borrower and its Subsidiaries not to exceed $5,000,000 in aggregate principal amount outstanding at any time.

     9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and collectively, the "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers, directors and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

          (iv) the Borrower may enter into non-speculative Interest Rate Protection or Other Hedging Agreements on terms satisfactory to the Administrative Agent;

          (v) the Borrower and any of its Subsidiaries may make Investments necessary to form Subsidiaries of the Borrower under Section 9.17;

          (vi) the Borrower and its Subsidiaries may acquire and own promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with dispositions permitted by Section 9.02;

          (vii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (viii) the Borrower or any Subsidiary may make Investments in any Subsidiary Guarantor;

          (ix) the Borrower and its Subsidiaries may make Permitted Acquisitions permitted under Section 9.02(xii);

          (x) the Borrower and its Subsidiaries may incur Indebtedness permitted under Section 9.04; and

          (xi) in addition to investments permitted by clauses (i) through (x) of this Section 9.05, the Borrower and its Subsidiaries may make Investments on any date in an amount not to exceed the Available Investment Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that to the extent the Borrower or one or more other Credit Parties (after the respective Investment has been made) receives a cash return from the respective Investment of amounts previously invested pursuant to this clause (xi) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution in respect of the respective Investment of any asset previously contributed pursuant to this clause (xi), then the amount of such cash return of investment or the fair market value of such distributed asset (as determined in good faith by senior management of the Borrower), as the case may be, shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available Investment Basket Amount, provided that the aggregate amount of increases to the Available Investment Basket Amount described above in respect of any Investment shall not exceed the amount previously invested pursuant to this clause (xi) in such Investment.

     9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02,
     9.04 and 9.05;

          (iii) customary fees, indemnities and reimbursements may be paid to non-officer directors of the Borrower;

          (iv) the Borrower and its Subsidiaries may enter into and make payments pursuant to employment arrangements with executive officers and senior management employees in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may make payments pursuant to employment agreements existing on the Initial Borrowing Date;

          (vi) the Borrower and its Subsidiaries may make payments pursuant to the Tax Sharing Agreements;

          (vii) the Borrower and the Subsidiary Guarantors may enter into transactions among themselves; and

          (viii) the Borrower may issue its capital stock (other than Disqualified Stock).

     9.07 Maximum Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures including Maintenance Capital Expenditures required to be made pursuant to Section 8.14, except that during any fiscal period set forth below (taken as one accounting period) the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures including Maintenance Capital Expenditures required to be made pursuant to Section 8.14 made under this Section 9.07(a) does not exceed in any period set forth below the amount set forth opposite such period below:

                  Period                                 Amount
                  ------                                 ------
         Initial Borrowing Date to                    $26,000,000
         and including the last day
         of the Fiscal Year ending
         December 31, 2001

         Fiscal Year ending                           $28,500,000
         December 31, 2002

         Fiscal Year ending                           $29,500,000
         December 31, 2003

         Fiscal Year ending                           $30,500,000
         December 31, 2004

         Fiscal Year ending                           $31,500,000
         December 31, 2005

         Fiscal Year ending                           $32,500,000
         December 31, 2006

         Fiscal Year ending                           $33,500,000
         December 31, 2007

         (b) In addition to Capital Expenditures permitted to clause
(a) above, the Borrower and its Subsidiaries may make Capital Expenditures in connection with (i) the Facilities Expansion provided that the aggregate amount thereof shall not exceed $110,000,000, (ii) the construction of covered parking at the Kansas City facility, provided that the aggregate amount thereof shall not exceed $20,000,000, (iii) the renovation of the Council Bluffs Facility, provided that the aggregate amount thereof shall not exceed $8,000,000 and (iv) the renovation of the Vicksburg Facility provided that the aggregate amount thereof shall not exceed $9,500,000.

     (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b) above, to the extent that the Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth in clause (a) above are less than the amount permitted to be made in such period (without giving effect to any additional amount available as a result of this clause (c), clause
(b) above or clause (d) below), up to 50% of the amount of such difference may be carried forward and used to make Capital Expenditures in the succeeding fiscal year of the Borrower.

     (d) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a), (b) and (c), the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of (i) the reinvestment of Net Asset Sale Proceeds of Asset Sales not required to be applied to prepay the Loans pursuant to Section 4.02(A)(h) as a result of a Reinvestment Election and (ii) the reinvestment of proceeds of Recovery Events not required to be applied to repay the Loans pursuant to Section 4.02(A)(j).

     9.08 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period                                                 Ratio
------                                                 -----
Fiscal Quarter ending                                  5.25:1.00
December 31, 2000

Fiscal Quarter ending                                  5.25:1.00
March 31, 2001

Fiscal Quarter ending                                  5.00:1.00
June 30, 2001

Fiscal Quarter ending                                  5.00:1.00
September 30, 2001

Fiscal Quarter ending                                  5.00:1.00
December 31, 2001

Fiscal Quarter ending                                  5.00:1.00
March 31, 2002

Fiscal Quarter ending                                  5.00:1.00
June 30, 2002

Fiscal Quarter ending                                  5.00:1.00

September 30, 2002

Fiscal Quarter ending                                  5.00:1.00
December 31, 2002

Fiscal Quarter ending                                  4.75:1.00
March 31, 2003

Fiscal Quarter ending                                  4.75:1.00
June 30, 2003

Fiscal Quarter ending                                  4.50:1.00
September 30, 2003

Fiscal Quarter ending                                  4.25:1.00
December 31, 2003

Fiscal Quarter ending                                  4.25:1.00
March 31, 2004

Fiscal Quarter ending                                  4.00:1.00
June 30, 2004

Fiscal Quarter ending                                  4.00:1.00
September 30, 2004

Fiscal Quarter ending                                  3.75:1.00
December 31, 2004

Fiscal Quarter ending                                  3.75:1.00
March 31, 2005

Fiscal Quarter ending                                  3.50:1.00
June 30, 2005

Fiscal Quarter ending                                  3.50:1.00
September 30, 2005

Fiscal Quarter ending                                  3.50:1.00
December 31, 2005

Thereafter                                             3.50:1.00


     9.09 Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period                                                 Ratio
------                                                 -----
Fiscal Quarter ending                                  3.25:1.00
December 31, 2000

Fiscal Quarter ending                                  3.25:1.00
March 31, 2001

Fiscal Quarter ending                                  3.00:1.00
June 30, 2001

Fiscal Quarter ending                                  3.00:1.00
September 30, 2001

Fiscal Quarter ending                                  3.00:1.00
December 31, 2001

Fiscal Quarter ending                                  3.00:1.00
March 31, 2002

Fiscal Quarter ending                                  3.00:1.00
June 30, 2002

Fiscal Quarter ending                                  3.00:1.00
September 30, 2002

Fiscal Quarter ending                                  3.00:1.00
December 31, 2002

Fiscal Quarter ending                                  2.75:1.00
March 31, 2003

Fiscal Quarter ending                                  2.75:1.00
June 30, 2003

Fiscal Quarter ending                                  2.50:1.00
September 30, 2003

Fiscal Quarter ending                                  2.25:1.00
December 31, 2003

Fiscal Quarter ending                                  2.25:1.00
March 31, 2004

Fiscal Quarter ending                                  2.00:1.00
June 30, 2004

Fiscal Quarter ending                                  2.00:1.00

September 30, 2004

Fiscal Quarter ending                                  1.75:1.00
December 31, 2004

Fiscal Quarter ending                                  1.75:1.00
March 31, 2005

Fiscal Quarter ending                                  1.50:1.00
June 30, 2005

Fiscal Quarter ending                                  1.50:1.00
September 30, 2005

Fiscal Quarter ending                                  1.50:1.00
December 31, 2005

Thereafter                                             1.50:1.00

     9.10 Consolidated Gross Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Gross Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter                                         Ratio
--------------                                         -----
Fiscal Quarter ending                                  1.50:1.00
December 31, 2000

Fiscal Quarter ending                                  1.50:1.00
March 31, 2001

Fiscal Quarter ending                                  1.50:1.00
June 30, 2001

Fiscal Quarter ending                                  1.50:1.00
September 30, 2001

Fiscal Quarter ending                                  1.50:1.00
December 31, 2001

Fiscal Quarter ending                                  1.50:1.00
March 31, 2002

Fiscal Quarter ending                                  1.50:1.00
June 30, 2002

Fiscal Quarter ending                                  1.50:1.00
September 30, 2002

Fiscal Quarter ending                                  1.50:1.00
December 31, 2002

Fiscal Quarter ending                                  1.50:1.00
March 31, 2003

Fiscal Quarter ending                                  1.50:1.00
June 30, 2003

Fiscal Quarter ending                                  1.75:1.00
September 30, 2003

Fiscal Quarter ending                                  1.75:1.00
December 31, 2003

Fiscal Quarter ending                                  1.75:1.00
March 31, 2004

Fiscal Quarter ending                                  1.75:1.00
June 30, 2004

Fiscal Quarter ending                                  1.75:1.00
September 30, 2004

Fiscal Quarter ending                                  2.00:1.00
December 31, 2004

Fiscal Quarter ending                                  2.00:1.00
March 31, 2005

Fiscal Quarter ending                                  2.00:1.00
June 30, 2005

Fiscal Quarter ending                                  2.00:1.00
September 30, 2005

Fiscal Quarter ending                                  2.00:1.00
December 31, 2005

Thereafter                                             2.00:1.00

     9.11 Consolidated Adjusted Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Adjusted Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter                                         Ratio
--------------                                         -----
Fiscal Quarter ending                                  1.50:1.00
December 31, 2000

Fiscal Quarter ending                                  1.50:1.00
March 31, 2001

Fiscal Quarter ending                                  1.50:1.00
June 30, 2001

Fiscal Quarter ending                                  1.50:1.00
September 30, 2001

Fiscal Quarter ending                                  1.50:1.00
December 31, 2001

Fiscal Quarter ending                                  1.50:1.00
March 31, 2002

Fiscal Quarter ending                                  1.50:1.00
June 30, 2002

Fiscal Quarter ending                                  1.50:1.00
September 30, 2002

Fiscal Quarter ending                                  1.50:1.00
December 31, 2002

Fiscal Quarter ending                                  1.50:1.00
March 31, 2003

Fiscal Quarter ending                                  1.50:1.00
June 30, 2003

Fiscal Quarter ending                                  1.50:1.00
September 30, 2003

Fiscal Quarter ending                                  1.50:1.00
December 31, 2003

Fiscal Quarter ending                                  1.50:1.00
March 31, 2004

Fiscal Quarter ending                                  1.50:1.00

June 30, 2004

Fiscal Quarter ending                                  1.50:1.00
September 30, 2004

Fiscal Quarter ending                                  1.50:1.00
December 31, 2004

Fiscal Quarter ending                                  1.50:1.00
March 31, 2005

Fiscal Quarter ending                                  1.50:1.00
June 30, 2005

Fiscal Quarter ending                                  1.50:1.00
September 30, 2005

Fiscal Quarter ending                                  1.50:1.00
December 31, 2005

Thereafter                                             1.50:1.00


     9.12 Minimum Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth at any time to be less than an amount equal to the sum of (x) $23,000,000 plus (y) the sum of 50% of Consolidated Net Income, if positive, for each prior fiscal year of the Borrower, if any, ending after December 31, 2000 plus (z) the amount by which Consolidated Tangible Net Worth is increased by the proceeds of any capital stock issued, or capital contributions made, after the Initial Borrowing Date.

     9.13 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations of Prepayments and Modifications of Indebtedness; etc. The Borrower will not, and will not permit any of its Subsidiaries to (i) in any manner adverse to the interests of the Lenders, amend, modify or change its Certificate of Incorporation (except as contemplated by the Shareholders' Agreements as in effect on the Effective Date) (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, other than any amendments, modifications or changes which would not be reasonably likely to be materially adverse to the interest of the Lenders, (ii) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Financing Document, any Permanent Senior Subordinated Notes Document or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or amount of interest required to be paid in cash on the Bridge Subordinated Loans or the Permanent Senior Subordinated Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or decrease the scope of any such event of default or increase any grace period related thereto), change (to earlier dates or greater amounts) the redemption, mandatory prepayment or defeasance provisions thereof, change the subordination provisions of such Bridge Subordinated Loans or Permanent Senior Subordinated Notes, as the case may be (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Bridge Subordinated Loans or Permanent Senior Subordinated Notes, as the case may be (or a trustee or other representative on their behalf), which could, in the reasonable judgment of the Administrative Agent, reasonably be expected to be materially adverse to any Credit Party or Lenders, and (iii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) or exchange of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Permanent Senior Subordinated Notes or the Bridge Subordinated Loan, provided that the Borrower may prepay the Bridge Subordinated Loan from the proceeds of equity (other than Disqualified Stock) issued by the Borrower or the Permanent Senior Subordinated Notes.

     9.14 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Credit Documents and the Transaction Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any contract or licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) the Senior Subordinated Financing Documents and on and after the execution and delivery thereof, the Permanent Senior Subordinated Notes Documents, (vi) purchase money obligations or Capital Lease Obligations (or refinancings thereof that impose no more restrictive restrictions) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above solely on the property so acquired, (vii) Permitted Liens on assets securing Indebtedness permitted under Section 9.04, and (viii) restrictions applicable to Indebtedness or capital stock of a Person acquired by the Borrower or any Subsidiary as in effect at the time of acquisition, except if such restriction was in incurred in connection with, or in contemplation of such acquisition or such restriction applies to the Borrower, any Subsidiary (other than the Person acquired) or the assets thereof (other than the assets of the Person so acquired) or any after-acquired property.

     9.15 Limitation on Issuance of Capital Stock. (a) The Borrower shall not issue any Disqualified Stock.

     (b) The Borrower will not permit any of its Subsidiaries to issue, any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) in connection with the creation of Subsidiaries of the Borrower in compliance with
Section 9.17 and (v) to the Borrower or a Wholly-Owned Subsidiary.

     9.16 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the type of business in which the Borrower and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof.

     9.17 Limitations on Creation/Sale of Subsidiaries and Creation of Joint Ventures. (a) The Borrower shall not establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that (A) the Borrower may establish or create one or more Wholly-Owned Subsidiaries of the Borrower without such consent so long as, (i) 100% of the capital stock of any such new Subsidiary is upon the creation, establishment or acquisition of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement and
(ii) upon the creation or establishment of any such new Subsidiary, such Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 8.11 and (B) the Borrower may establish or create one or more Non Wholly-Owned Subsidiaries of the Borrower without such consent so long as (i) the Borrower shall own at least 90% of the capital stock of any such new Non Wholly-Owned Subsidiary, (ii) capital stock consisting of 100% of the equity interest of the Borrower in any such new Non Wholly-Owned Subsidiary is upon the creation, establishment or acquisition of any such new Non Wholly-Owned Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement and
(iii) upon the creation or establishment of any such new Non Wholly-Owned Subsidiary, such Non Wholly-Owned Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 8.11.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Joint Venture except to the extent permitted by Section 9.05(xi).

     (c) The Borrower will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any of the capital stock or other equity interests of any of their respective Subsidiaries, provided that (x) the Borrower or any of its Subsidiaries may sell or otherwise dispose of 100% of the capital stock of a Subsidiary of such Person owned by the Borrower and its Subsidiaries so long as such sale is permitted by Section 9.02 and the Net Asset Sale Proceeds of such sale or other disposition are applied and/or reinvested in accordance with Section 4.02 and (y) the Borrower may liquidate and dissolve Subsidiaries which are not Material Subsidiaries.

     9.18 No Other Designated Senior Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create or permit the creation after the Initial Borrowing Date of, any class of "Designated Senior Debt" as defined in the Senior Subordinated Financing Documents or, on and after the execution and delivery thereof, in any Permanent Senior Subordinated Notes Document other than the Obligations.

     SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder, thereunder or under any other Credit Document; or

     10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.08, 8.01(g)(i), 8.07, 8.14 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as described in Section 10.01, 10.02 or 10.03(i)), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Lender; or

     10.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due or required to be repurchased prior to its stated maturity, provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (ii), inclusive, is at least $5,000,000; or

     10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     10.06 ERISA. To the extent that Borrower, any Subsidiary or any ERISA Affiliate sponsors, contributes to or maintains a Plan or has any actual or contingent liability under a Plan at any time during the course of a loan under this Agreement, (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or
Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any of its Subsidiaries has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or benefits the full cost of which are borne by the employee or former employee); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect; or

     10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), in each case other than release or termination in accordance with the terms of the Security Documents, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and, other than in the case of any such default which adversely affects the validity, perfection or priority of any Lien created thereby in any material respect (each of which defaults shall constitute an Event of Default without notice or lapse of time), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent; or

     10.08 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor or other party thereunder (other than in accordance with the express terms thereof) or any Guarantor or other party thereunder or Person acting by or on behalf of such Guarantor or such party shall deny or disaffirm such Guarantor's or such party's obligations under the relevant Guaranty, or any Guarantor or such party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

     10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

     10.10 Gaming Authority. Any Gaming Authority having jurisdiction over any Material Gaming Facility shall determine that the Borrower or any of its Subsidiaries that is required to be licensed, registered or qualified under the Gaming Regulations does not qualify, or that the qualification, registration or license of any of them with respect to any Material Gaming Facility should be revoked, not renewed or suspended for more than 30 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of any of them; or

     10.11 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents (subject to compliance with Gaming Regulations) and (vi) apply any cash collateral held pursuant to Section 4.02(A) in satisfaction of the Obligations.

     SECTION 11. Definitions and Accounting Terms.

     11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "A Term Loan" shall mean each Loan made pursuant to Section 1.01(a) and each Incremental Term Loan made under the A Term Loan Tranche.

     "A Term Loan Commitments" shall mean for each Lender the amount set forth opposite such Lender's name in Schedule I hereto in the column entitled "A Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

     "A Term Reference Amount" shall have the meaning provided in Section 4.02(A)(b).

     "A Term Loan Scheduled Repayments" shall have the meaning provided in
Section 4.02(A)(b).

     "A Term Maturity Date" shall mean December 20, 2005.

     "A Term Notes" shall have the meaning provided in Section 1.05(a).

     "ACLVI" shall mean Ameristar Casino Las Vegas, Inc., a Nevada corporation.

     "Acquired Business" shall mean each of Station Casino St. Charles and Station Casino Kansas City.

     "Acquisition" shall mean the acquisition by the Borrower of the Gaming Property comprising the Station Casino St. Charles and Station Casino Kansas City businesses of Station.

     "Acquisition Documents" shall mean, collectively, (i) that certain Asset Purchase Agreement dated as of October 17, 2000 by and among Ameristar Casino Kansas City, Inc., the

Borrower, Kansas City Station Corporation and Station, and (ii) that certain Asset Purchase Agreement dated as of October 17, 2000 by and among Ameristar Casino St. Charles, Inc., the Borrower, St. Charles Riverfront Station, Inc. and Station, as in effect on the Effective Date and without giving effect to any subsequent amendment, modification and supplement thereto made without the prior written consent of the Required Lenders.

     "Additional Ship Mortgage" shall have the meaning provided in Section 8.11(c).

     "Additional Ship Mortgaged Property" shall have the meaning provided in
Section 8.11(c).

     "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.11.

     "Additional Mortgage" shall have the meaning provided in Section 8.11(b).

     "Additional Mortgaged Property" shall have the meaning provided in Section 8.11(b).

     "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.11 with respect to Additional Collateral.

     "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period (i) plus, without duplication, the sum of the amount of all net non-cash charges including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and other non-cash charges included in arriving at Consolidated Net Income for such period and (ii) less the sum of, without duplication, (x) the amount of all net non-cash gains or losses (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period and (y) gains or losses from sales of assets (other than sales of inventory in the ordinary course of business) and Recovery Events included in arriving at Consolidated Net Income for such period.

     "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

     "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

     "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(A)(l).

     "Affiliate" shall mean, with respect to any Person, any other Person (including for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person;

provided, however, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of the Borrower. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Contracts" shall have the meaning provided in Section 5.05.

     "Agreement" shall mean this Credit Agreement, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time.

     "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of Net Asset Sale Proceeds from the related Asset Sale that the Borrower and/or its Subsidiaries intend to use to purchase, construct or otherwise acquire Reinvestment Assets.

     "Applicable Margin" shall mean: (a) with respect to A Term Loans, RTL Loans, Revolving Loans and Swingline Loans, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of A Term Loans, RTL Loans, Revolving Loans or Swingline Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5, Level 6, Level 7 or Level 8, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f) or the first proviso below):

                                      A Term Loans, RTL Loans, Revolving
                                                    Loans                     A Term Loans, RTL Loans
                                             and Swingline Loans                and Revolving Loans
                                                maintained as                      maintained as
 Level      Leverage Ration                    Base Rate Loans                   Eurodollar Loans
 -----      ---------------           ---------------------------------       -----------------------
  1         Less than or equal to                   0.50%                              1.50%
            1.00:1.00

  2         Greater than                            0.75%                              1.75%
            1.00:1.00 but less
            than or equal to
            2.00:1.00

  3         Greater than                            1.00%                              2.00%
            2.00:1.00 but less
            than or equal to
            2.50:1.00

  4         Greater than                            1.25%                              2.25%
            2.50:1.00 but less
            than or equal to

            3.00:1.00
  5         Greater than                            1.50%                              2.50%
            3.00:1.00 but less
            than or equal to
            3.50:1.00

  6         Greater than                            1.75%                              2.75%
            3.50:1.00 but less
            than or equal to
            3.75:1.00

  7         Greater than                            2.00%                              3.00%
            3.75:1.00 but less
            than or equal to
            4.25:1.00

  8         Greater than                            2.25%                              3.25%
            4.25:1.00 but less
            than or equal to
            5.00:1.00

; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 8 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 8 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that, unless the Majority Grid Lenders otherwise agree, Level 8 pricing shall apply at any time when any Default under Section
10.01 is in existence or any Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Level 8 pricing shall apply for the period from the Initial Borrowing Date to but not including the date which is the first Start Date after the Borrower's fiscal quarter ending on June 30, 2001;

     (b) with respect to B Term Loans maintained as (i) Base Rate Loans, a percentage per annum equal to 2.75%, and (ii) Eurodollar Loans, a percentage per annum equal to 3.75%; and

     (c) with respect to C Term Loans maintained as (i) Base Rate Loans, a percentage per annum equal to 3.00%, and (ii) Eurodollar Loans, a percentage per annum equal to 4.00%.

     "Applicable RTL Commitment Commission Percentage" shall mean (i) for each day during which clause (ii) below is not applicable, 3/4 of 1% and (ii) for each day on which the aggregate outstanding principal amount of RTL Loans exceeds 50% of the Total RTL Commitment, 1/2 of 1%.

     "Asset Sale" shall mean the sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions (a) in the ordinary course of business of goods or inventory and/or obsolete, worn out or excess equipment (including gaming equipment replaced in the ordinary course of business) or intellectual property, (b) mergers among Credit Parties or where a Credit Party is the surviving Person permitted by Section 9.02, (c) dispositions to a Credit Party,
(d) the sale or issuance of any capital stock of any Subsidiary of the Borrower to any Credit Party, (e) dispositions of the trailer park in Vicksburg, Mississippi to the extent that the Net Asset Sale Proceeds therefrom are less than $1,250,000, (f) leases or subleases of real or personal property in the ordinary course of business on commercially reasonable terms to the extent that the Borrower determines that such property is immaterial and no longer necessary in the conduct of its business or such lease or sublease is to an operator of a restaurant, store or other enterprise within or adjacent to a casino facility of the Borrower or its Subsidiaries or (g) the proceeds of which do not exceed $500,000 for any transaction or series of related transactions.

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

     "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, the Chief Financial Officer or the Controller of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent, BTCo and the Issuing Lender by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

     "Available Investment Basket Amount" shall mean, on any date of determination, an amount equal to the sum (without duplication) of (i) $7,500,000 minus (ii) the aggregate amount of Investments made (including for such purpose the fair market value of any assets contributed to any Investment Entity (as determined in good faith by senior management of the Borrower), net of Indebtedness assigned to, and assumed by, the respective Investment Entity in connection therewith) pursuant to Section 9.05(xi) after the Effective Date, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Investment Entity for which the Borrower or any of its Subsidiaries (other than the respective Investment Entity) is liable on such date of determination, minus
(iv) all payments made by the Borrower or any of its Subsidiaries (other than the respective Investment Entity) in respect of Indebtedness or other obligations of the respective Investment Entity (including, without limitation, payments in respect of obligations described in preceding clause (iii) after the Effective Date, plus (vi) the amount of any increase to the Available Investment Basket Amount made after the Effective Date in accordance with the provisions of
Section 9.05(xi).

     "B Lender" shall have the meaning provided in Section 4.02(B).

     "B Term Loan" shall mean each Loan made pursuant to Section 1.01(b) and each Incremental Term Loan made under the B Term Loan Tranche.

     "B Term Loan Commitments" shall mean for each Lender the amount set forth opposite such Lender's name in Schedule I hereto in the column entitled "B Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

     "B Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.02(A)(c).

     "B Term Maturity Date" shall mean December 20, 2006.

     "B Term Notes" shall have the meaning provided in Section 1.05(a).

     "B Term Reference Amount" shall have the meaning provided in Section 4.02(A)(c).

     "Bankruptcy Code" shall have the meaning provided in Section 10.05.

     "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

     "BTCo" shall mean Bankers Trust Company in its individual capacity.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

     "C Lender" shall have the meaning provided in Section 4.02(B).

     "C Term Loan" shall mean each Loan made pursuant to Section 1.01(c) and each Incremental Term Loan made pursuant to the C Term Loan Tranche.

     "C Term Loan Commitments" shall mean for each Lender the amount set forth opposite such Lender's name in Schedule I hereto in the column entitled "C Term Loan Commitment" as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

     "C Term Loan Scheduled Repayments" shall have the meaning provided in
Section 4.02(A)(d).

     "C Term Maturity Date" shall mean December 20, 2007.

     "C Term Notes" shall have the meaning provided in Section 1.05(a).

     "C Term Reference Amount" shall have the meaning provided in Section 4.02(A)(d).

     "Calculation Date" shall mean the date of the respective Permitted Acquisition, incurrence, assumption or issuance of Indebtedness, repayment of Indebtedness, or other event, as the case may be, which gives rise to the requirement to calculate compliance with the financial covenants under this Agreement on a Pro Forma Basis.

     "Calculation Period" shall mean the Test Period (taken as one accounting period) most recently ended prior to a given Calculation Date.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures (excluding barter transactions effected in the ordinary course of business) by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of capital assets associated with Capitalized Lease Obligations incurred by such Person (which shall be deemed to include (i) expenditures by such person to acquire stock or other evidence of beneficial ownership of any other Person for the purpose of acquiring the capital assets of such Person (to the extent of such capital assets) and (ii) expenditures for fixed or capital equipment at customers and property additions).

     "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than one year from the date of acquisition by such Person of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
(iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business not in excess of $1,000,000 in the aggregate.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., and any successor thereto.

     "Change of Control" shall mean (i) that the Neilsen Family Group shall fail to own or control more than 50% of the Voting Stock of the Borrower or (ii) a "change of control" or similar event shall occur as provided in any Senior Subordinated Financing Document or, on and after the execution and delivery thereof, in any Permanent Senior Subordinated Note Document.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Ship Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02(A) or Section 10 hereof and all Additional Collateral, if any.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

     "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

     "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Term Loan Commitments, RTL Commitment or Revolving Loan Commitment.

     "Commitment Commission" shall have the meaning provided in Section 3.01(a).

     "Consolidated Adjusted EBITDA" shall mean, for any period, Consolidated EBITDA, adjusted by subtracting therefrom the sum of (i) the amount of all cash payments made or required to be made by the Borrower and its Subsidiaries in respect of taxes or tax liabilities measured by taxable income for such period after giving effect to applicable net operating loss and AMT carry forwards and all other applicable tax credits and (ii) the amount of all cash Dividends actually paid during such period (including, without limitation, treasury stock repurchases during such period). Notwithstanding anything to the contrary contained above, to the extent Consolidated Adjusted EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Adjusted EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

     "Consolidated Adjusted Fixed Charge Coverage Ratio" shall mean, for any period the ratio of (x) Consolidated Adjusted EBITDA for such period to (y) Consolidated Fixed Charges for such period.

     "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Consolidated Subsidiaries (excluding amortization or write-off of debt discount and debt issuance costs but including commissions and other fees and charges associated with Indebtedness and all commissions and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under any Interest Rate Protection or Other Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) determined on a consolidated basis in accordance with GAAP for such period and which are required to be paid in cash during that period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP representing the interest factor for such period and any interest expense capitalized during such period. Notwithstanding anything to the contrary contained above, to the extent Consolidated Cash Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Cash Interest Expense for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

     "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i), and (iii) the current portion of Capitalized Lease Obligations.

     "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, before Consolidated Net Interest Expense, provision for taxes and non-cash compensation expense and without giving effect to any extraordinary or unusual or nonrecurring gains or losses.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation and amortization charges and the amount of pre-opening expenses that were deducted in arriving at Consolidated EBIT for such period. Notwithstanding anything to the contrary contained above, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein. Notwithstanding the foregoing, Consolidated EBITDA shall be determined without giving effect to any gain or loss arising from the Disposition.

     "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense for such period and (ii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period (as determined on the first day of such period). Notwithstanding anything to the contrary contained above, to the extent Consolidated Fixed Charges is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Fixed Charges for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

     "Consolidated Gross Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period.

     "Consolidated Indebtedness" shall mean, at any time, without duplication, the sum of the aggregate outstanding principal amount of all Indebtedness and the principal component of Capitalized Lease Obligations, of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" shall mean, for any period, net after tax income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Interest Expense" shall mean, for any period, the total interest expense of any Person for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of such

Person representing the interest factor for such period in each case net of the total consolidated cash interest income of such Person for such period.

     "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean at any date (i) the sum of all amounts which, in conformity with GAAP, would be included under the caption "redeemable preferred stock" and "total stockholders' equity" (or like captions) on a consolidated balance sheet of the Borrower on and as at such date, less
(ii) any cash Dividends on the capital stock of the Borrower theretofore declared but not yet paid, but only to the extent not already deducted when determining the amount specified in clause (i) less (iii) all intangible assets of the Borrower and its Subsidiaries on such date (other than intangible assets arising as a result of the Acquisition).

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obli gation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "CPI" shall mean Cactus Pete's, Inc., a Nevada corporation.

     "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and each Subsidiary Guaranty.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

     "Credit Party" shall mean the Borrower and each Subsidiary thereof party to a Credit Document.

     "Debt Agreements" shall have the meaning provided in Section 5.05.

     "Debt Retirement" shall have the meaning provided in Section 5.06(a).

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Designated Lenders" shall mean Bankers Trust Company, Wells Fargo Bank, N.A. and Bear Stearns Corporate Lending Inc..

     "Development Agreement" shall mean that certain Development Agreement dated April 24, 1995 by and between Kansas City Station Corporation and The Port Authority of Kansas City, Missouri, as amended.

     "Disposition" shall mean the sale by ACLVI of The Reserve to Lake Mead Station, Inc. pursuant to the Disposition Documents.

     "Disposition Documents" shall mean that certain Asset Purchase Agreement dated as of October 17, 2000 by and among ACLVI, the Borrower, Lake Mead Station, Inc. and Station, as in effect on the Effective Date and without giving effect to any subsequent amendment, modification and supplement thereto made without the prior written consent of the Required Lenders (other than amendments, modifications and supplements that, when considered either individually or in the aggregate, are not materially less favorable to the Company and its Subsidiaries, taken as a whole, or the Lenders with respect thereto).

     "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including a Change of Control Event), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to December 20, 2008, (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in (i) above, in each case at any time prior to the first anniversary of the latest Maturity Date or (iii) contains any restrictive covenants other than those which are reasonably satisfactory to the Administrative Agent.

     "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or war-rants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes to the extent such payments do not result in a deduction to Consolidated Net Income.

     "Documents" shall mean the Credit Documents and the Transaction Documents.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Domestic Subsidiary" shall mean each Subsidiary that is incorporated or organized in the United States or any State thereof.

     "Drawing" shall have the meaning provided in Section 2.04(b).

     "Effective Date" shall have the meaning provided in Section 13.10.

     "Employee Benefit Plan" shall have the meaning provided in Section 5.05.

     "Employee Stock Option Plan" shall mean any plan, for the compensation of management, employees, directors and consultants of the Borrower or any of its Subsidiaries, or any arrangement for the benefit of management, employees, directors and consultants of the Borrower or any of its Subsidiaries.

     "Employment Agreement" shall have the meaning provided in Section 5.05.

     "End Date" shall mean, with respect to any Margin Reduction Period, the last day of such Margin Reduction Period.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, written demands, demand letters, written claims, liens, written notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation or rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of

1990, 33 U.S.C. Section 2701 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

     "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Eurodollar Loan Availability Date" shall mean the fifth Business Day following the Initial Borrowing Date.

     "Eurodollar Rate" shall mean (a) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by the Reference Lender for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Reference Lender with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided by
(b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Event of Default" shall have the meaning provided in Section 10.

     "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Sections 9.07(a), (b) and (c), except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and the repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding, without duplication (1) payments with proceeds of issuances of Indebtedness or equity or with proceeds of asset sales, (2) payments of Loans or other Obligations pursuant to Sections 4.02(A)(f), (g), (h) and (j) and (3) payment of the Bridge Subordinated Loans from the proceeds of the Permanent Senior Subordinated Notes or equity proceeds), (iii) cash Dividends paid during such period, and (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

     "Excess Cash Payment Date" shall mean the date occurring 110 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 2001).

     "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Equity Proceeds" shall mean proceeds from the sale or issuance of equity securities or capital contributions (i) received by a Credit Party or a Subsidiary receiving an Investment permitted Section 9.05, in each case, from another Credit Party or (ii) to the extent such proceeds are utilized to repay the Subordinated Bridge Loans or (iii) received by the Borrower from the issuance of its common stock (including as a result of the exercise of options with respect thereto) or options to purchase shares of its common stock, to officers, directors, consultants and employees of the Borrower and its subsidiaries in an aggregate amount not to exceed $2,000,000 in any fiscal year.

     "Excluded Recovery Event" shall mean (x) any Recovery Event or series of related Recovery Events the proceeds of which do not exceed $500,000, (y) a Recovery Event which occurred prior to the Effective Date relating to claims under one or more insurance policies maintained at any time by the Borrower and/or its Subsidiaries for reimbursement of prior emergency measures to minimize loss and prior necessary extra expenses incurred to avoid and reduce the suspension of business operations and resulting loss of income from business interruption and related claims at operations in Vicksburg, Mississippi, and (z) a Recovery Event relating to claims for reimbursement or payment of legal expenses or damages being litigated in the case of American Guarantee and Liability Insurance Co. v. Ameristar Casinos, et al., in the United States District Court for the Southern District of Mississippi, Jackson Division, Civil Action No. 3:00CV257WS.

     "Existing Indebtedness" shall mean the Indebtedness set forth on Schedule VI hereto (which shall include the Retained Indebtedness).

     "Existing Notes" shall mean the Series A and Series B 10 1/2 Senior Subordinated Notes due 2004 issued by the Borrower under the Existing Notes Indentures.

     "Existing Notes Indenture" shall mean that certain indenture dated as of July 15, 1997, between the Borrower and First Trust National Association as trustee.

     "Existing Notes Indenture Supplements" shall mean the Supplemental Indentures' to the Existing Notes Indenture in form and substance satisfactory to the Administrative Agent and entered into by the Borrower and First Trust National Association, as trustee in connection with the Existing Notes Tender Offer/Consent Solicitation.

     "Existing Notes Tender Offer Documents" shall mean the Existing Notes Indenture Supplement and the Existing Notes Tender Offer/Consent Solicitation, as in effect on the Initial Borrowing Date and as same may be amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

     "Existing Notes Tender Offer Repurchases" shall have the meaning provided in Section 5.06(a)(i).

     "Existing Notes Tender Offer/Consent Solicitation" shall have the meaning set forth in Section 5.06(a)(i).

     "Facilities Expansion" shall mean the completion of expansion of the facilities at Station Casino St. Charles as described to the Administrative Agent prior to the Effective Date.

     "Facilities Expansion Certificate" shall have the meaning provided in
Section 6.03.

     "Facing Fee" shall have the meaning provided in Section 3.01(c).

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

     "Former Lender" shall have the meaning provided in Section 13.04(c).

     "Futuresouth Royalty" shall mean the royalty payment required to be made pursuant to the Asset Purchase and Sale Agreement, dated as of February 15, 2000, by and between Futuresouth, Southboat Lemay, Inc., Southboat Limited Partnership and Ameristar Casino St. Louis, Inc., as in effect on the Effective Date and without giving effect to any subsequent amendment, modification and supplement thereto made without the prior written consent of the Required Lenders.

     "GAAP" shall have the meaning provided in Section 13.07(a).

     "Gaming Authority" shall mean the governmental authorities charged with the administration and enforcement of the Gaming Regulations.

     "Gaming Business" shall mean the businesses and operations of the Borrower and its Subsidiaries with respect to, and the properties and assets of the Borrower and its Subsidiaries used in connection with, the Specified Casino Properties and any other casinos, hotel casinos or gaming businesses now or in the future owned by the Borrower or any of its Subsidiaries or in which the Borrower or any of its Subsidiaries has an interest either through a joint venture or as a party to a management agreement.

     "Gaming Property" of any Person shall mean those properties and assets of such Person which relate to such Person's casino or hotel casino businesses and operations.

     "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the casino and gaming businesses or activities of the Borrower or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

     "Guaranteed Obligations" shall mean the irrevocable and unconditional guaranty made by each Subsidiary Guarantor (i) to each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Lender, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Lender and each Affiliate of a Lender which enters into an Interest Rate Protection or Other Hedging Agreement with the Borrower, which by its express terms are entitled to the benefit of the Subsidiary Guaranty with the written consent of the Borrower and the Administrative Agent, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

     "Guarantor" shall mean each Subsidiary Guarantor.

     "Guaranty" shall mean the Subsidiary Guaranty made pursuant to Section 5.15, and any Subsidiary Guaranty executed pursuant to Section 8.11(f).

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous materials," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

     "Incremental Commitment" shall mean a commitment to make additional Term Loans or increase the Revolving Loan Commitment pursuant to Section 1.14.

     "Incremental Commitment Agreement" shall mean an Incremental Commitment Agreement substantially in the form of Exhibit O (appropriately completed).

     "Incremental Commitment Termination Date" shall mean December 31, 2002.

     "Incremental Lender" shall have the meaning provided in Section 1.14(b).

     "Incremental Term Loan" shall have the meaning provided in Section 1.01(h).

     "Incremental Term Loan Borrowing Date" shall mean for any Incremental Term Loan, the date specified in the respective Incremental Commitment Agreement pursuant to which such Incremental Term Loans are to be made; provided that no such date shall occur after the Incremental Commitment Termination Date.

     "Incremental Term Loan Commitment" shall mean, for each Incremental Lender, the commitment of such Incremental Lender to make Incremental Term Loans under a term Loan Tranche pursuant to Section 1.01(h) on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Commitment Agreement delivered pursuant to Section 1.14(b) or (y) may be terminated pursuant to Sections 3.03 and/or 10.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than, to the extent deferred in the ordinary course of business, deferred payments in respect of services by employees) due more than 90 days after acquisition of the property or receipt of services or which is otherwise represented by a note, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the lesser of the amount of such Indebtedness and the value of the respective property), (iv) Capitalized Lease Obligations, (v) all Contingent Obligations of such Person, (vi) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement and (vii) all obligations under Synthetic Leases of such Person. The principal amount of Indebtedness arising from royalty obligations representing the deferred purchase price of property or services shall equal the greater of (x) the principal amount thereof as determined in accordance with GAAP and (y) the present value of the amounts the management of the Borrower believes in good faith will be required to be paid under such royalty obligation, provided that in the case of the Futuresouth Royalty, the principal amount of such Indebtedness shall equal the present value of the greater of (x) the minimum royalty payments and (y) the amount actually paid in respect of the Futuresouth Royalty in respect of the most recently ended period.

     "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans hereunder occurs.

     "Intellectual Property" shall have the meaning provided in Section 7.23.

     "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

     "Interest Period" shall have the meaning provided in Section 1.09.

     "Interest Rate Protection or Other Hedging Agreement" shall have the meaning provided in the Security Documents.

     "Investment" shall have the meaning provided in Section 9.05.

     "Investment Entity" shall mean an Person in which an Investment is made by the Borrower and its Subsidiaries.

     "Issuing Lender" shall mean BTCo or any of its Affiliates including, but not limited to, Deutsche Bank AG, New York Branch, and, in the event BTCo or such Affiliate declines to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2, any Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. On the Initial Borrowing Date, the sole Issuing Lender is (x) in the case of Standby Letters of Credit, BTCo and (y) in the case of Trade Letters of Credit, Deutsche Bank AG, New York Branch.

     "Joint Venture" shall mean any Person, other than an individual or a Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a business permitted under Section 9.16.

     "L/C Supportable Obligations" shall mean obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business including, without limitation, the Borrower's obligations under the Revenue Bonds Guaranty Agreement and the Development Agreement.

     "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Sections 1.13 and 13.04(b), provided that in any event, each such institution shall be a Qualified Person.

     "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.03(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(d), Section 1.01(e), Section 1.01(g) or Section 2.

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings relating to Letters of Credit.

     "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

     "Leverage Ratio" shall mean on the date of determination thereof the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period ended on the last day of the fiscal quarter last ended prior to the date such determination is made, provided that all calculations of compliance with Section 9.08 and 9.09 shall be on a Pro Forma Basis.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Term Loan, each RTL Loan, each Revolving Loan and each Swingline Loan.

     "Maintenance Capital Expenditures" shall mean any Capital Expenditures by the Borrower or any of its Subsidiaries that are made to maintain, restore or refurbish the condition or usefulness of property of the Borrower or any of its Subsidiaries (including, without limitation, upgrading gaming devices in the ordinary course of business), or otherwise to support the continuation of such Person's day-to-day operations as then conducted, but that are not properly chargeable to repairs and maintenance in accordance with GAAP.

     "Majority Grid Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding A Term Loans, RTL Loans (or if prior to the earlier of the RTL Conversion Date and the termination thereof, RTL Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Revolving Loan Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of (x) all outstanding A Term Loans of Non-Defaulting Lenders, (y) all RTL Loans of Non-Defaulting Lenders (or if prior to the earlier of the RTL Conversion Date and the termination thereof, the Total RTL Commitment) and (z) the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Revolving Loan Percentage of Non-Defaulting Lenders of the then outstanding Swingline Loans and Letter of Credit Outstandings at such time) of Non-Defaulting Lenders.

     "Majority Lenders" shall mean collectively (and not individually) with respect to any Tranche, Non-Defaulting Lenders whose outstanding Term Loans of such Tranche (or, if prior to the Initial Borrowing Date, Term Loan Commitments of such Tranche) constitute at least a majority of the total outstanding Term Loans of such Tranche (or, if prior to the Initial Borrowing Date, Term Loan Commitments of such Tranche) of all Non-Defaulting Lenders.

     "Management Agreements" shall have the meaning provided in Section 5.05.

     "Mandatory Borrowing" shall have the meaning provided in Section 1.01(g).

     "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Effective Date upon which the respective officer's certificate is delivered pursuant to Section 8.01(f) and which shall end on the date of actual delivery of the next officer's certificates pursuant to Section 8.01(f) or the latest date on which such next officer's certificate is required to be so delivered.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction), (ii) the ability of the Credit Parties to perform their material obligations under the Credit Documents or (iii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

     "Material Contracts" shall have the meaning provided in Section 5.05.

     "Material Gaming Facility" means any gaming facility the absence, loss or closing of which could reasonably be expected to have a Material Adverse Effect, including in any event the Specified Casino Properties.

     "Material Subsidiary" shall mean each Subsidiary of Borrower now existing or hereafter acquired or formed by Borrower which, (a) on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the four fiscal quarters most recently ended accounted for more than 1% of the Consolidated EBITDA of the Borrower and its Subsidiaries, or (ii) as at the end of such four fiscal quarters, was the owner of more than 1% of the consolidated assets of Company and its Subsidiaries, (b) owns, supplies, operates or uses any assets or function necessary for the conduct of business at any Material Gaming Facility, or (c) owns any material Intellectual Property necessary for the conduct of business at any of the Material Gaming Facilities; provided that the Subsidiaries of the Borrower which are not otherwise Material Subsidiaries but for this proviso shall be Material Subsidiaries to the extent that on a consolidated basis all such Subsidiaries and their Subsidiaries (i) for the four fiscal quarters most recently ended accounted for more than 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries or (ii) as at the end of such four fiscal quarters were the owner of more than 5% of the consolidated assets of the Borrower and its Subsidiaries, provided that in any event each Subsidiary which is required to be a guarantor of the Subordinated Bridge Loans or the Permanent Senior Subordinated Notes shall be a "Material Subsidiary".

     "Maturity Date" shall mean, with respect to any Tranche the final maturity date under such Tranche (i.e., the A Term Maturity Date, the B Term Maturity Date, the C Term

Maturity Date, the RTL Maturity Date, the Revolving Loan Maturity Date and the Swingline Expiry Date, as the case may be).

     "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of Borrower capital stock issued as consideration in connection with such Permitted Acquisition, (ii) the aggregate principal amount of all cash paid by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including payments of fees and costs and expenses in connection therewith), and (iii) the fair market value (determined in good faith by senior management of the Borrower) of all other consideration payable in connection with such Permitted Acquisition.

     "Maximum Swingline Amount" shall mean $10,000,000.

     "Minimum Borrowing Amount" shall mean (A) with respect to Base Rate Loans,
(i) for Term Loans of any Tranche, $1,000,000 (and, if greater, in an integral multiple thereof), (ii) for RTL Loans, $1,000,000 (and, if greater, in an integral multiple thereof), (iii) for Revolving Loans, $1,000,000 (and, if greater, in an integral multiple thereof) and (iv) for Swingline Loans, $1,000,000 (and, if greater, in an integral multiple thereof) and (B) with respect to Eurodollar Loans, (i) for Term Loans of any Tranche, $10,000,000 (and, if greater, in an integral multiple of $1,000,000), (ii) for RTL Loans, $10,000,000 (and, if greater, in an integral multiple of $1,000,000) and (iii) for Revolving Loans, $5,000,000 (and, if greater, in an integral multiple of $1,000,000).

     "Missouri Stock Option Agreements" shall mean the four Non-qualified Stock Option Agreements dated as of December 18, 2000 between the Borrower on the one hand, and John Finamore, Troy Stremming, Thomas Burke and Anthony Raymon on the other hand, in each case as in effect on the Initial Borrowing Date and without giving effect to any amendment, modification or supplement thereto made without the prior written consent of the Administrative Agent.

     "Mortgage" shall have the meaning provided in Section 5.09(a), and, after the execution and delivery thereof, shall include each Additional Mortgage delivered pursuant to Section 8.11.

     "Mortgage Policies" shall have the meaning provided in Section 5.09(c).

     "Mortgaged Property" shall have the meaning provided in Section 5.09(a) and, after the execution or delivery thereof, shall include each property covered by an Additional Mortgage.

     "Mortgaged Ship Property" shall have the meaning provided in Section 5.17 and, after the execution or delivery thereof, shall include each property covered by an Additional Ship Mortgage.

     "Neilsen Family Group" shall mean collective reference to (i) Craig Neilsen, Ray Neilsen and their respective executors, administrators, testamentary trustees, heirs, legatees and beneficiaries, (ii) Craig Neilsen or Ray Neilsen in their respective capacities as a trustee under a revocable trust, together with each successor trustees thereof, (iii) any corporation, partnership, trust or other Person in which no one has any interest (directly or indirectly) except for Craig Neilsen, Ray Neilsen and any spouse and descendants (whether by blood or adoption and including stepchildren) and the spouses of any such natural person and (iv) Craig Neilsen or Ray Neilsen as the executor of the estate of Gwendolyn Anderson or of any Person named above.

     "Net Asset Sale Proceeds" shall mean for any sale, lease, transfer or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable in cash by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Lenders a certificate signed by an Authorized Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 60 days following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Asset Sale Proceeds on such date).

     "Non-Compete Agreements" shall have the meaning provided in Section 5.05.

     "Non-Defaulting Lender" shall mean and include each Lender which is not a Defaulting Lender.

     "Non-Wholly-Owned Subsidiary" shall mean, as to any Person, a Subsidiary of such Person which is not a Wholly-Owned Subsidiary.

     "Note" shall mean each Term Note, each RTL Note, each Revolving Note and the Swingline Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Gloria Argueta, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "Participant" shall have the meaning provided in Section 2.03(a).

     "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Mary Rodwell, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permanent Exchange Senior Subordinated Notes" shall mean senior subordinated notes issued pursuant to the Permanent Senior Subordinated Notes Indenture, which Permanent Exchange Senior Subordinated Notes are substantially identical securities to the Permanent Senior Subordinated Notes and shall be issued pursuant to a registered exchange offer or private exchange offer for the Permanent Senior Subordinated Notes; provided that in no event will the issuance of any Permanent Exchange Senior Subordinated Notes increase the aggregate principal amount of Permanent Senior Subordinated Notes theretofore outstanding or otherwise result in an increase in an interest rate applicable to the Permanent Senior Subordinated Notes.

     "Permanent Senior Subordinated Notes" shall mean any Indebtedness of the Borrower evidenced by senior subordinated notes and incurred pursuant to one or more issuances of such subordinated notes to Refinance all or a portion of the then outstanding Subordinated Bridge Loans, so long as (a) such refinancing or renewal does not add guarantors, obligors or security from that which applied to the Subordinated Bridge Loans, (b) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions as those contained in the Senior Subordinated Financing Agreement,
(c) such Indebtedness does not mature prior to December 31, 2008 and (d) all other terms of such refinancing (including, without limitation, with respect to the redemption provisions, maturities, covenants, defaults and remedies), are reasonably satisfactory to the Administrative Agent and are not, taken as a whole, materially less favorable to the Borrower than those previously existing with respect to the Subordinated Bridge Loans; provided that the aggregate principal amount of any issuance of Permanent Senior Subordinated Notes may not exceed the principal amount of the Subordinated Bridge Loans unless 100% of the net cash proceeds of the principal amount of Permanent Senior Subordinated Notes which exceeds the principal amount of Subordinated Bridge Loans is applied to repay Term Loans and/or reduce the Total Revolving Loan Commitment and/or the Total RTL Commitment as provided pursuant to Section 4.02(A)(g). As used herein, the term "Permanent Senior Subordinated Notes" shall also include any Permanent Exchange Senior Subordinated Notes issued pursuant to the Permanent Senior Subordinated Notes Indenture in exchange for theretofore outstanding Permanent Senior Subordinated Notes as contemplated by the definition of Permanent Exchange Senior Subordinated Notes. The issuance of Permanent Senior Subordinated Notes shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

     "Permanent Senior Subordinated Notes Documents" shall mean the Permanent Senior Subordinated Notes Indenture, the Permanent Senior Subordinated Notes and each other agreement, document or instrument relating to the issuance of the Permanent Senior Subordinated Notes.

     "Permanent Senior Subordinated Notes Indenture" shall mean any indenture entered into in connection with the issuance of Permanent Senior Subordinated Notes.

     "Permanent Senior Subordinated Notes Prepayment Amount" shall mean the first $50,000,000 of the net proceeds of Permanent Senior Subordinated Notes in excess of $300,000,000.

     "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Wholly-Owned Domestic Subsidiaries of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries or of 100% of the capital stock or other equity interests of any such Person, provided that (A) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of at least 90% of the capital stock or other equity interests of such Person by the Borrower or such Domestic Wholly-Owned Subsidiary or through a merger between such Person and a Domestic Wholly-Owned Subsidiary of the Borrower, so that after giving effect to such merger, at least 90% of the capital stock or other equity interests of the surviving corporation of such merger is owned by the Borrower or a Domestic Wholly-Owned Subsidiary, (B) in the case of the acquisition of at least 90% of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless the Acquired Person owns 100% of the capital stock or other equity interests of such other Person, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Acquired Person and its Subsidiaries taken as a whole, is in the United States, (D) the assets acquired, or the business of the Acquired Person and its Subsidiaries, shall be in a business permitted to be conducted pursuant to Section 9.16 and (E) all applicable requirements of Section 8.12 applicable to Permitted Acquisitions are satisfied.

     "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

     "Permitted Liens" shall have the meaning provided in Section 9.01.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any multiemployer or single-employer plan, as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan with respect to which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan and with respect to which any such entity has any actual or contingent liability.

     "Pledge Agreement" shall have the meaning provided in Section 5.07.

     "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

     "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

     "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (i) the assumption, incurrence or issuance of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (ii) the permanent repayment of any Indebtedness (other than such revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or repaid on the first day of the relevant Calculation Period and (iii) the Permitted Acquisition, if any, then being consummated as if such Permitted Acquisition (and all other Permitted Acquisitions consummated after the first day of the relevant Calculation Period and on or prior to the Calculation Date) had been effected on the first day of the respective Calculation Period, with the following rules to apply in connection therewith:

          (a) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness, or to finance Permitted Acquisitions) assumed, incurred or issued after the first day of the relevant Calculation Period and on or prior to the Calculation Date (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been assumed, incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the Calculation Date and (y) (other than revolving Indebtedness unless the commitments with respect thereto have been terminated) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the Calculation Date;

          (b) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest (x) at the rate applicable thereto, in the case of fixed rate Indebtedness or (y) at the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

          (c) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition for the respective period being tested, taking into account, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost-savings or expenses were realized on the first day of the respective period.

Notwithstanding anything to the contrary contained above, (x) for the purposes of Sections 9.08 and 9.09 pro forma effect (as otherwise provided above) shall only be given for events or occurrences which occurred during the respective Test Period but not thereafter and (y) for purposes of Section 8.12, pro forma effect (as otherwise provided above) shall be given for events or occurrences which occurred during the respective Calculation Period and thereafter but on or prior to the respective date of determination.

     "Projections" shall have the meaning provided in Section 7.05(d).

     "Qualified Person" shall mean, with respect to any Lender party to this Agreement on the Initial Borrowing Date or that becomes a Lender pursuant to
Section 1.13, 13.04(b) or 13.04(c), any Person which shall not have been found unsuitable under the Gaming Regulations of any, and which meets the requirements of all, jurisdictions regulating the Gaming Business of the Borrower and its Subsidiaries to the extent that the Borrower has so notified the Lenders of such requirements of such jurisdictions pursuant to Section 13.04(e).

     "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December commencing with March 2001.

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any (i) cash insurance proceeds payable (x) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (y) under any policy of insurance required to be maintained under Section 8.03 or (ii) condemnation award payable by reason of eminent domain or deed in lieu thereof.

     "Reference Lender" shall mean Bankers Trust Company.

     "Refinance" shall mean, with respect to any the outstanding Indebtedness, the issuance of Indebtedness issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund such theretofore outstanding Indebtedness.

     "Refinanced Indebtedness" shall mean, collectively, all Existing Indebtedness (other than Retained Indebtedness) repaid in connection with the Transaction.

     "Refinancing" shall mean, collectively, the Debt Retirement and the payment of all obligations under the Existing Indebtedness (other than Retained Indebtedness).

     "Refinancing Documents" shall mean all documents executed in connection with the Refinancing.

     "Register" shall have the meaning set forth in Section 13.16.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Reinvestment Assets" shall mean any capital assets to be employed in the business of the Borrower and its Subsidiaries or capital stock of a Person that becomes a Subsidiary Guarantor.

     "Reinvestment Election" shall have the meaning provided in Section 4.02(A)(h).

     "Reinvestment Notice" shall mean a written notice signed by the Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Asset Sale Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

     "Replaced Lender" shall have the meaning provided in Section 1.13.

     "Replacement Lender" shall have the meaning provided in Section 1.13.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

     "Required Equity Percentage" shall mean (i) at any time that clause (ii) below is not applicable, 100% and (ii) at any time when the Leverage Ratio is less than 4.00 to 1.00, 50%.

     "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments), RTL Loans (or, if prior to the RTL Conversion Date, RTL Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Revolving Loan Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of (x) all outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) of Non-Defaulting Lenders, (y) all outstanding RTL Loans (or, if prior to the RTL Conversion Date, RTL Commitments) of Non-Defaulting Lenders and (z) the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Revolving Loan Percentage of Non-Defaulting Lenders of the then outstanding Swingline Loans and Letter of Credit Outstandings at such time) of Non-Defaulting Lenders.

     "Retained Indebtedness" shall have the meaning provided in Section 7.22.

     "Returns" shall have the meaning provided in Section 7.09.

     "Revenue Bonds Guaranty Agreement" shall mean that certain Guaranty Agreement dated as of July 15, 1999 between The 210 Highway Transportation Development District and Kansas City Station Corporation, as such Guaranty may be amended, modified or otherwise replaced provided that the obligation of the Borrower and its Subsidiaries thereunder are not increased.

     "Revolving Loan" shall have the meaning provided in Section 1.01(e).

     "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02(A) and/or 10, (y) increased pursuant to Section 1.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

     "Revolving Loan Commitment Commission" shall have the meaning provided in
Section 3.01(a).

     "Revolving Loan Commitment Sublimit" shall mean, on any date, the sum of
(i) (x) prior to the consummation of the Disposition, $75,000,000 (or $85,000,000 at any time prior to March 31, 2001) and (y) on and after the consummation of the Disposition, $50,000,000, (ii) the Revolving Loan Facility Expansion Amount (as determined before giving effect to any Revolving Loans, Swingline Loans or Letters of Credit being made or issued on such date) and
(iii) the amount by which the Total Revolving Loan Commitment shall be increased pursuant to Section 1.14..

     "Revolving Loan Facility Expansion Amount" shall mean the aggregate principal amount of Revolving Loans, Swingline Loans and Letters of Credit the proceeds of which have been utilized to finance the Facilities Expansion.

     "Revolving Loan Maturity Date" shall mean December 20, 2005.

     "Revolving Note" shall have the meaning provided in Section 1.05(a).

     "Revolving Outstandings" shall mean, at any time, the sum of the aggregate principal amount of the Revolving Loans, Swingline Loans and Letter of Credit Outstanding at such time.

     "Revolving Loan Percentage" shall mean, at any time, for each Lender with a Revolving Loan Commitment, the percentage obtained by dividing such Lender's Revolving Loan Commitment by the Total Revolving Loan Commitment; provided that, if the Total Revolving Loan Commitment has been terminated, the Revolving Loan Percentage of each such Lender shall be determined by dividing such Lender's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

     "RTL Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "RTL Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02(A) and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

     "RTL Commitment Commission" shall have the meaning provided in Section 3.01(a).

     "RTL Conversion Date" shall mean December 31, 2002.

     "RTL Loan" shall have the meaning provided in Section 1.01(d).

     "RTL Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(e).

     "RTL Maturity Date" shall mean December 20, 2005.

     "RTL Note" shall have the meaning provided in Section 1.05(a).

     "RTL Reference Amount" shall have the meaning provided in Section
4.02(A)(e).

     "Scheduled Repayments" shall have the meaning provided in Section
4.02(A)(d).

     "SEC" shall mean the Securities and Exchange Commission.

     "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

     "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" shall have the meaning provided in Section 5.08 and include any Additional Security Document delivered pursuant to Section 8.11.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

     "Security Document" shall mean and include the Pledge Agreement, the Security Agreement, each Mortgage, each Ship Mortgage and, after the execution and delivery thereof, each Additional Mortgage, Additional Ship Mortgage and each Additional Security Document required to be delivered pursuant to Section 8.11.

     "Senior Consolidated Indebtedness" shall mean all Consolidated Indebtedness other than (x) the Subordinated Bridge Loans and the Permanent Senior Subordinated Notes and (y) any other Indebtedness which by its terms is contractually subordinated to any other Indebtedness of the Borrower and its Subsidiaries.

     "Senior Leverage Ratio" shall mean on the date of determination thereof the Leverage Ratio at such date except that the reference therein to "Consolidated Indebtedness" shall be deemed to be a reference to "Senior Consolidated Indebtedness".

     "Senior Subordinated Financing" shall mean the credit facilities provided to the Borrower on a bridge basis pursuant to the Senior Subordinated Financing Agreement.

     "Senior Subordinated Financing Agreement" shall mean that certain loan agreement dated as of December 20, 2000 by and between the Borrower, the Subsidiary Guarantors, the lenders named therein and Bankers Trust Company.

     "Senior Subordinated Financing Documents" shall mean the Senior Subordinated Financing Agreement and all other documents executed in connection with the Senior Subordinated Financing.

     "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

     "Ship Mortgage" shall have the meaning provided in Section 5.17 and, after the execution and delivery thereof, shall include each Additional Ship Mortgage delivered pursuant to Section 8.11.

     "Ship Property" shall mean each of the vessels listed on Schedule XI on which the riverboat casino hotel businesses and related activities of the Borrower and its Subsidiaries are conducted.

     "Specified Casino Properties" shall mean, collectively, the Acquired Businesses, and the properties of the Borrower known as "Ameristar Vicksburg", "Ameristar Council Bluffs", "Cactus Pete's" and "The Horseshu".

     "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

     "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     "Station" shall mean Station Casinos, Inc., a Nevada corporation.

     "Station Casino Kansas City" shall mean the gaming and entertainment facility commonly known as Station Casino Kansas City prior to the Acquisition.

     "Station Casino St. Charles" shall mean the gaming and entertainment facility commonly known as Station Casino St. Charles prior to the Acquisition.

     "Subordinated Bridge Loans" shall mean the loans incurred by the Borrower under the Senior Subordinated Financing Agreement.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower.

     "Subsidiary Guaranty" shall have the meaning provided in Section 5.15.

     "Substitute Lender" shall have the meaning provided in Section 13.04(c).

     "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

     "Swingline Lender" shall mean Bankers Trust Company, in its capacity as the lender of Swingline Loans.

     "Swingline Loans" shall have the meaning provided in Section 1.01(f).

     "Swingline Note" shall have the meaning provided in Section 1.05(a).

     "Syndication Termination Date" shall mean the date which is the earlier of
(i) the 60th day after the Initial Borrowing Date or (ii) the date on which the Administrative Agent, in its sole discretion, determines (and notifies the Borrower) that the primary syndication (and the resultant addition of institutions as Lenders pursuant to Section 13.04) has been completed.

     "Synthetic Lease" shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (x) that is not a capital lease in accordance with GAAP and (y) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

     "Tax Benefit" shall have the meaning provided in Section 4.04(c).

     "Tax Sharing Agreement" shall have the meaning provided in Section 5.05.

     "Taxes" shall have the meaning provided in Section 4.04(a).

     "Term Loan" shall mean A Term Loans, B Term Loans, C Term Loans and, after the RTL Conversion Date, RTL Loans.

     "Term Loan Commitment" shall mean for each Lender, the A Term Loan Commitment, B Term Loan Commitment or C Term Loan Commitment, if any, of such Lender.

     "Term Loan Prepayment Premium" shall mean (x) in all cases other than as covered in clause (y) below, (i) for the period commencing on the Initial Borrowing Date and ending on the first anniversary of the Initial Borrowing Date, an amount equal to 2% of the aggregate principal amount of the applicable prepayment and (ii) for the period commencing on the day after the first anniversary of the Initial Borrower Date and ending on the second anniversary of the Initial Borrowing Date, an amount equal to 1% of the aggregate principal amount of the applicable prepayment and (y) with respect to a payment of the Term Loans with the Permanent Senior Subordinated Notes Prepayment Amount, an amount equal to 1% of the aggregate principal amount of the applicable prepayment.

     "Term Notes" shall have the meaning provided in Section 1.05(a).

     "Term Loan Tranche" shall mean a Tranche of Term Loans (i.e. the A Term Loan Tranche, the B Term Loan Tranche, the C Term Loan Tranche and the RTL Loan Tranche).

     "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

     "Test Period" shall mean for any determination the four consecutive fiscal quarters then last ended (taken as one accounting period). Notwithstanding anything to the contrary contained above or in Section 13.07 or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Initial Borrowing Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Adjusted EBITDA and Consolidated Fixed Charges for (x) the fiscal quarters ended on each of March 31, 2000, June 30, 2000 and September 30, 2000, to be determined as set forth below:

Fiscal Quarter        Consolidated Cash    Consolidated      Consolidated        Consolidated
Ended                 Interest Expense     EBITDA            Adjusted EBITDA     Fixed Charges
--------------        -----------------    ------------      ---------------     -------------
March 31, 2000        $19,165,936          $38,898,154       $38,648,154         $20,853,436
June 30, 2000         $19,165,936          $33,851,471       $33,601,471         $20,853,436
September 30, 2000    $19,165,936          $37,792,881       $37,542,881         $20,853,436

and (y) the fiscal quarter ended on December 31, 2000 to be determined by (i) taking the actual Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Adjusted EBITDA and the Consolidated Fixed Charges, determined in accordance with the definitions thereof, for any period beginning on, and ending after, the Initial Borrowing Date, and (ii) for each day of such fiscal quarter occurring prior to the Initial Borrowing Date, using a per-day amount of $210,038, for Consolidated Cash Interest Expense, using a per-day amount of $417,090, for Consolidated EBITDA, using a per-day amount of $414,351 for Consolidated Adjusted EBITDA and using a per-day amount of $228,531, for Consolidated Fixed Charges. In addition, for purposes of the Test Period ended on December 31, 2000 only, Consolidated EBITDA shall be reduced by $1,500,000 and Consolidated Indebtedness shall be reduced by $68,000,000 for purposes of determining the Leverage Ratio and the Senior Leverage Ratio.

     "The Reserve" shall mean the property of the Borrower known as The Reserve and located at 777 West Lake Mead Drive, Henderson, Nevada.

     "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each Lender.

     "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each Lender.

     "Total C Term Loan Commitment" shall mean, at any time, the sum of the C Term Loan Commitments of each Lender.

     "Total Commitment" shall mean the sum of the Total Term Loan Commitment, the Total RTL Commitment and the Total Revolving Loan Commitment.

     "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

     "Total RTL Commitment" shall mean, at any time, the sum of the RTL Commitments of each of the Lenders.

     "Total Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments, the B Term Loan Commitments and the C Term Loan Commitments of each of the Lenders.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, the sum of the Unutilized Revolving Loan Commitments of each of the Lenders.

     "Total Unutilized RTL Commitment" shall mean, at any time, the sum of the Unutilized RTL Commitments of each of the Lenders.

     "Trade Letter of Credit" shall have the meaning provided in Section
2.01(a).

     "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being six separate Tranches, i.e., A Term Loans, B Term Loans, C Term Loans, RTL Loans, Revolving Loans and Swingline Loans.

     "Transaction" shall mean the Acquisition, the Refinancing, the incurrence of the Senior Subordinated Financing and the incurrence of Loans on the Initial Borrowing Date.

     "Transaction Documents" shall mean the Acquisition Documents, the Senior Subordinated Financing Documents, the Refinancing Documents and all other documents effectuating the Transaction or executed in connection therewith.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

     "United States" and "U.S." shall each mean the United States of America.

     "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

     "Unutilized Revolving Loan Commitment" with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender plus (ii) such Lender's Percentage of all Letter of Credit Outstandings.

     "Unutilized RTL Commitment" with respect to any Lender, at any time, shall mean such Lender's RTL Commitment at such time less the aggregate outstanding principal amount of RTL Loans made by such Lender.

     "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person, or any class or classes of capital stock convertible into such stock at the option of the holders thereof.

     "Waivable Mandatory Repayment" shall have the meaning provided in Section 4.02(B).

     "Waivable Repayment" shall mean either a Waivable Voluntary Prepayment or a Waivable Mandatory Repayment.

     "Waivable Voluntary Prepayment" shall have the meaning provided in Section 4.02(B).

     "Wholly-Owned Domestic Subsidiary" shall mean each Wholly-Owned Subsidiary of the Borrower incorporated or organized under the laws of the United States or any State thereof.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Any reference to a Wholly-Owned Subsidiary, unless expressly to a Wholly-Owned Subsidiary of another Person, shall mean a Wholly-Owned Subsidiary of the Borrower.

     "Withdrawal Period" shall have the meaning provided in Section 13.04(d).

     SECTION 12. The Administrative Agent.

     12.01 Appointment. The Lenders hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

     12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining provided, however, that this shall not affect the obligations of the Administrative Agent or any Lender to the Borrower. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

     12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

     12.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

     12.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders", "Required Lenders", "Majority Lenders", "Majority Grid Lenders", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation, the Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower and eligible to act as such under Gaming Regulations as a Qualified Person.

     (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent eligible to act as such under Gaming Regulations as a Qualified Person who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

     12.10 Amendments to Security Documents. The Collateral Agent is authorized to enter into such amendments to the Security Documents as are necessary or, in the opinion of the Collateral Agent, to insure that the Collateral thereunder secures all of the obligations intended to be secured thereby (including, without limitation, additional extensions of credit under the Incremental Commitments and the Interest Rate Protection or Other Hedging Agreements.

     12.11 Other Agents. No Person listed on the signature pages hereto as a Co-Arranger, Syndication Agent, Documentation Agent, Lead Arranger or Sole Book Manager shall have any obligations hereunder in its capacity as such.

     SECTION 13. Miscellaneous.

     13.01 Payment of Expenses, etc. (a) The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and, following an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Lenders including any reasonable allocated costs of in-house counsel); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters (including, without limitation, Mississippi personal property tax) and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) any non-compliance with any Environmental Law relating to any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries; (c) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; (d) any Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     (b) The Borrower further agrees to pay the reasonable legal fees of gaming counsel for the Administrative Agent in Missouri, Nevada, Mississippi and Iowa and any other relevant state or other jurisdiction and all reasonable costs (including costs of investigation) associated with any qualification (or exemption or waiver therefrom) of any Lender under, or compliance in connection with the Gaming Regulations in connection with the syndication under this Agreement.

     13.02 Right of Setoff; Collateral Matters. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon any amount becoming due and payable by the Borrower hereunder (whether at stated maturity, by acceleration or otherwise), each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, be effective (5) Business Days after deposit in the mails, and when telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective one Business Day after dispatch, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

     13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders (it being understood that this Section 13.04 shall not prevent a merger or consolidation otherwise permitted by this Agreement) and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification that is not agreed to by each Lender directly affected thereby to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Borrower and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

     (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) and/or its outstanding RTL Loans (or, if prior to the RTL Conversion Date, RTL Commitment) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor and (y) assign all, or if less than all, a portion equal to at least (A) in the case of assignments of A Term Loans, RTL Loans or Revolving Loans, $5,000,000 and (B) in the case of B Term Loans and C Term Loans, $2,500,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and/or outstanding principal amount of Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) and/or outstanding principal amount of RTL Loans (or, if prior to the RTL Conversion Date, RTL Commitment) hereunder to one or more Qualified Persons (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Qualified Person), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time
Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans and/or RTL Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans and/or RTL Loans, as the case may be) and requested by such new Lender and/or assigning Lender, (iii) the consent of the Administrative Agent and, with respect to assignments of Revolving Loans and/or Revolving Loan Commitments, each Issuing Lender shall be required in connection with any such assignment pursuant to clause (y) of this
Section 13.04(b) (which consent shall not be unreasonably withheld or delayed),
(iv) unless an Event of Default shall have occurred and is continuing, the consent of the Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (such consent not to be unreasonably withheld or delayed), it being understood and agreed that for the first fifteen (15) days following the Initial Borrowing Date, the consent of the Borrower shall not be required in connection with any such assignments to the extent occurring in connection with the primary syndication of this facility and
(v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) If any Gaming Authority shall determine that any Lender is not qualified as an approved financial source or otherwise does not meet the standards pursuant to the Gaming Regulations in the relevant jurisdiction, or any Gaming Authority with jurisdiction over the Gaming Business of the Borrower and its Subsidiaries shall determine that any Lender does not meet its suitability standards (in any such case, a "Former Lender"), the Administrative Agent and each Issuing Lender or the Borrower shall have the right (but not the duty) to designate a lender or lenders (in each case, a "Substitute Lender", which may be any Lender or Lenders that agree to become a Substitute Lender) that has agreed to assume the rights and obligations of the Former Lender, subject to receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that such Substitute Lender is a Qualified Person, or has a reasonable basis for a belief that the Substitute Lender is eligible to be a Qualified Person, and compliance with Gaming Regulations. The Substitute Lender shall assume the rights and obligations of the Former Lender under this Agreement pursuant to an Assignment and Assumption Agreement, which assumption shall be required to comply with, and shall become effective in accordance with, the provisions of Section 13.04(b), provided that the purchase price to be paid by the Substitute Lender to the Administrative Agent for the account of the Former Lender for such assumption shall equal the sum of (i) the unpaid principal amount of any Notes held or Loans made by the Former Lender plus accrued interest thereon plus (ii) the Former Lender's pro rata share of the aggregate amount of Drawings under all Letters of Credit that have not been reimbursed by the Borrower, plus accrued interest thereon, plus (iii) such Former Lender's pro rata share of accrued Fees to the date of the assumption, and, provided further, the Borrower shall pay all obligations owing to the Former Lender under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.11, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Lender agrees that if it becomes a Former Lender, upon payment to it by the Borrowers of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement upon payment of such purchase price.

     (d) Notwithstanding the provisions of subsection (c) of this Section 13.04, but subject to applicable Gaming Regulations if any Lender becomes a Former Lender, and if the Administrative Agent or the Borrower fails to find a Substitute Lender pursuant to subsection (c) of this Section within any time period specified by the appropriate Gaming Authority for the withdrawal of a Former Lender (the "Withdrawal Period"), the Borrower shall immediately (i) prepay in full the outstanding principal amount of each Note held or Loan made by such Former Lender, together with accrued interest thereon to the earlier of
(x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) at the option of the Borrower either (A) place an amount equal to such Former Lender's Percentage in each Letter of Credit in a separate cash collateral account with the Administrative Agent for each outstanding Letter of Credit, which amount will be applied by the Administrative Agent to satisfy the Borrower's reimbursement obligations to the respective Issuing Lender in respect of Drawings under the applicable Letter of Credit or (B) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment (and, if applicable, RTL Commitment) of such Former Lender at which time the other Lenders' Revolving Percentages will be automatically adjusted as a result thereof, provided that the option specified in this clause (B) may only be exercised if, immediately after giving effect thereto, no Lender's outstanding Revolving Loans, when added to the product of (a) such Lender's Revolving Percentage and (b) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time and (II) the aggregate amount of all Swingline Loans then outstanding, would exceed such Lender's Revolving Loan Commitment at such time.

     (e) Subject to the last sentence of this Section 13.04(e), each Lender agrees that all participations and assignments made hereunder shall be subject to, and made in compliance with, all Gaming Regulations applicable to lenders. Each Lender agrees further that it will not grant participations or assignments (other than to funds that invest in bank loans and are managed by the same investment advisor of such assigning Lender) prior to receiving notice from the Administrative Agent that it has completed the primary syndication of this facility. The Administrative Agent shall provide such notice to the Lenders and the Borrower promptly after completing such primary syndication. The Borrower hereby acknowledges that unless the Borrower has provided the Lenders with a written opinion of counsel as to the suitability standards applicable to lenders of any relevant Gaming Authority with jurisdiction over the Gaming Business of the Borrower and its Subsidiaries, no Lender shall have the responsibility of determining whether or not a potential assignee of such Lender would be a Qualified Person under the Gaming Regulations of any such jurisdiction.

     (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Lender in support of borrowings made by such Lender from such Federal Reserve Bank and, with notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

     13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

     13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or lender's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders and except that monthly and quarterly financial statements may not include notes and are subject to year-end adjustments); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.07 through 9.12, inclusive, and the Applicable Margin shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). In the event of any changes ("Accounting Changes") in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, if such Accounting Changes result in a change in the method of calculation of financial covenants, standards or terms of this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants standards and terms in this Agreement shall continue to be calculated as if such Accounting Changes had not occurred.

     (b) All computations of interest payable at the Eurodollar Rate, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of interest payable at the Base Rate shall be made on the basis on a year of 365 (or 366, as applicable) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

     (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

     13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 Amendment or Waiver; etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly affected, (i) extend the final scheduled maturity of any Loan or Note or extend the Stated Maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest, Fees or Term Loan Prepayment Premium thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification that is not agreed to by each Lender directly affected thereby to the financial definitions in this Agreement or to
Section 13.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Borrower and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or release all or substantially all of the Guarantors, (iii) amend, modify or waive any provision of this Section 13.12,
(iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans, RTL Commitments and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of the Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the Swingline Lender or with respect to Swingline Loans (including, without limitation, the obligations of the other Lenders with

Revolving Loan Commitments to fund Mandatory Borrowings), (3) without the consent of the Administrative Agent, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit,
(4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, and
(6) without the consent of the Majority Lenders of any Tranche of Term Loans, amend the definition of Majority Lenders with respect to such Tranche, or this clause (6), or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section
4.01 or 4.02(A) (excluding Sections 4.02(A)(b), (c), (d) or (e)) with respect to such Tranche (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, except pursuant to Sections 4.02(A)(b), (c), (d) or (e), so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or reduce the amount of, or extend the date of, any Scheduled Repayment with respect to such Tranche.

     13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

     13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective transfer to the extent such costs would have been applicable had such transfer not occurred).

     13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this
Section 13.15, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information in connection with this Agreement and the Transaction, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees with such Lender on terms and conditions substantially the same as those contained in this Section 13.15 and (g) to any Person (or such Person's investment advisor) with whom such Lender has entered into or proposes to enter into (in each case either directly or indirectly) any credit swap agreement with respect to such Lender's Loans and/or Commitments, provided such Person (and such investment advisor, if any) agrees to be bound by the confidentiality provisions contained in this Section 13.15.

     (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, if the Lender or such Lender's holding or parent company in its sole judgment determines that any such party should have access to such information in connection with this Agreement and the Transaction, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and provided such sharing of information is undertaken in connection with this Agreement and the Transaction.

     13.16 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The entries in the Register shall be conclusive, absent manifest error. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16 except for gross negligence or willful misconduct.

     13.17 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that on the Initial Borrowing Date, (i) the capital stock of ACLVI and CPI shall not be pledged pursuant to Section 5.07 of this Agreement, and restrictions on transfers and agreements not to encumber stock of ACLVI and CPI shall be inapplicable, and (ii) ACLVI shall not be required by this Agreement or any other Credit Document to become a Subsidiary Guarantor or a party to the Security Documents. The Borrower hereby agrees that the Borrower shall use its commercially reasonable efforts to obtain the necessary approvals from the applicable Gaming Authority in order to pledge or cause to be pledged all capital stock of ACLVI and CPI pursuant to the Pledge Agreement and to cause the restrictions on transfers and agreements not to encumber stock of ACLVI and CPI to be applicable by no later than March 31, 2001. It is understood and agreed that (x) in the event the Disposition has not occurred on or prior to March 31, 2001, on such date, and subject to receipt of approval from the applicable Gaming Authority, the Borrower shall pledge or cause to be pledged all capital stock of ACLVI pursuant to the Pledge Agreement and cause such Person to enter into a guaranty substantially similar to the Subsidiary Guaranty and additional security documents substantially similar to the Security Documents (to the extent applicable) granting a Lien on its assets (including, without limitation, The Reserve) and (y) the Borrower shall cause the stock of CPI to pledged to the Collateral Agent pursuant to the Pledge Agreement as promptly as possible following receipt of the approval therefore from the relevant Gaming Authority.

     In addition, the parties hereto acknowledge that certain notice filings with respect to the Transaction need to be completed following the Initial Borrowing Date pursuant to the Gaming Regulations applicable to the Borrower and its Subsidiaries. The Borrower agrees to complete all such filings in a timely manner and to notify the Administrative Agent upon the completion thereof.

     All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions and the satisfaction of the conditions described above within the time periods required hereby (and, rather than as otherwise provided in the Credit Documents)); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken, or conditions were not satisfied, on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken or condition is satisfied (or was required to be taken or satisfied) in accordance with the foregoing provisions of this Section 13.17 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken, or the conditions required to be satisfied, by this Section 13.17 have been taken or satisfied (or were required to be taken or satisfied).

                  13.18 Application of Gaming Regulations. This Agreement is subject to the Gaming Regulations and laws involving the sale and distribution of liquor (the "Liquor Laws"). Without limiting the foregoing, the Administrative Agent and the Lenders acknowledge that (i) they are subject to being called forward by the Gaming Authorities or such other governmental authorities enforcing the Liquor Laws, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming

Authorities and such other governmental authorities. The Administrative Agent and the Lenders agree to cooperate with all Gaming Authorities and such other governmental authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities and such other governmental authorities.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------
                                               AMERISTAR CASINOS, INC.
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada  89109                       By: /s/ Gordon R. Kanofsky
Attention: Chief Financial Officer                Name: Gordon R. Kanofsky
                                                  Title: Senior Vice President
                                                         of Legal Affairs
Fax: 702-369-8860

with copies to:

Ameristar Casinos Inc.
1663 Ventura Blvd.
Suite 1050
Encino, California  91436
Attention: Senior Vice President of Legal Affairs
Fax:  818-995-7099

and

Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue
Los Angeles, CA  90071
Attention: Jeff Hudson, Esq.
Fax:  213-229-6332




130 Liberty Street                             BANKERS TRUST COMPANY,
New York, New York  10006                      Individually and as
Tel:  (212) 250-2863                           Administrative Agent
Fax:  (212) 669-0743                           By: /s/ Laura D. Burwell
Attention:  George R. Reynolds                     Title: Principal

                                         WELLS FARGO BANK, N.A.
                                           Individually and as Co-Arranger
                                           and Syndication Agent



                                         By:  /s/ Casey Potter
                                            Name:   Casey Potter
                                            Title:  Vice President

                                         BEAR STEARNS CORPORATE LENDING INC.
                                           Individually and as Documentation
                                           Agent



                                         By:  /s/ Keith C. Barnish
                                             Name:   Keith Barnish
                                             Title:  Senior Managing Director

                                         NATIONAL CITY BANK



                                         By: /s/ Mark A. Minnick
                                            Name:   Mark A. Minnick
                                            Title:  Senior Vice President

                                       THE CIT GROUP/EQUIPMENT FINANCING, INC.



                                       By: /s/ Barry Blailock
                                         Name:   Barry Blailock
                                         Title:  Assistant Vice President/Credit